UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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First Midwest Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019 ANNUAL MEETING PROXY STATEMENT | FIRST MIDWEST BANCORP, INC.

Welcome to the First Midwest Bancorp, Inc.
Annual Meeting of Stockholders

April 4, 2019

Dear Fellow Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of First Midwest Bancorp, Inc., which will be held on Wednesday, May 15, 2019 at 9:00 a.m., Central time, at The Rose Hotel Chicago O’Hare, 5200 Pearl Street, Rosemont, Illinois 60018.

The matters to be acted on at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.  Also enclosed is a copy of our 2018 Annual Report.  Please review these materials carefully before voting.

We are pleased to offer multiple options for voting your shares.  As detailed in the Proxy Summary section of the attached Proxy Statement, you may vote your shares via the Internet, by telephone or by mail.  Voting in any of these ways will not prevent you from attending the Annual Meeting.  You also may vote in person by written ballot at the Annual Meeting.

Your vote is very important to us.  Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

On behalf of our Board of Directors, I would like to express our appreciation for your continued interest in First Midwest.  I hope you will be able to attend the Annual Meeting.

Sincerely,

Michael L. Scudder
Chairman and Chief Executive Officer

First Midwest Bancorp, Inc.

Notice of Annual Meeting of Stockholders

Wednesday, May 15, 2019 9:00 a.m., Central time	First Midwest Bancorp, Inc. 8750 West Bryn Mawr Avenue Suite 1300 Chicago, Illinois 60631

Place:

The Rose Hotel Chicago O’Hare, 5200 Pearl Street, Rosemont, Illinois 60018

Items of Business:

◆ To elect as directors the twelve nominees identified in the attached Proxy Statement, each to serve for a one-year term.
◆ To approve an advisory (non-binding) resolution regarding the compensation paid in 2018 to the Company’s named executive officers.
◆ To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
◆ To transact such other business as may properly come before the Annual Meeting.

Record Date: March 22, 2019

You are entitled to vote at the Annual Meeting only if you owned shares of First Midwest Bancorp, Inc. common stock at the close of business on the record date for the Annual Meeting.

Proxy Voting:

It is important that your shares be represented and voted at the Annual Meeting.  You can vote your shares via the Internet, by telephone or by mail.  Voting in any of these ways will not prevent you from attending or voting your shares in person at the Annual Meeting.  Instructions on how to vote your shares can be found below and in the Proxy Summary section of the attached Proxy Statement.

Internet	Telephone	Mail	In Person

Visit the website noted on your proxy card to vote online.	Use the toll-free telephone number noted on your proxy card to vote by telephone.	Sign, date and return your proxy card in the postage pre-paid envelope provided to vote by mail.	Cast your vote in person at the Annual Meeting.

By Order of the Board of Directors,

Nicholas J. Chulos
Executive Vice President, General Counsel	April 4, 2019
and Corporate Secretary

TABLE OF CONTENTS, CONT.

PROXY STATEMENT

PROXY SUMMARY

This Proxy Statement is being furnished in connection with a solicitation of proxies by the Board of Directors of First Midwest Bancorp, Inc., a Delaware corporation, to be used at our 2019 Annual Meeting of Stockholders.  The approximate date on which this Proxy Statement, the accompanying Proxy Card and our 2018 Annual Report are first being sent or otherwise made available to stockholders is April 9, 2019.  The following is a summary of items to be voted upon at the Annual Meeting.

Annual Meeting of Stockholders

Date and Time May 15, 2019 9:00 a.m., Central time	Place The Rose Hotel Chicago O’Hare 5200 Pearl Street Rosemont, Illinois 60018	Record Date March 22, 2019

Items of Business	Board Voting Recommendation

Election of Directors	FOR

Approval of an Advisory (Non-Binding) Resolution Regarding the Compensation Paid in 2018 to the Company’s Named Executive Officers	FOR

Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm	FOR

2019 Proxy Statement	1

Proxy Summary

Election of Directors

The first item of business at the Annual Meeting will be the election of twelve directors of the Company.  The nominees, including their key experience and our Board’s recommendation with respect to each, are set forth in the table below.  Each nominee is currently a director of the Company.  See Item 1  Election of Directors.

2019 Director Nominees for Election

TITLE	KEY EXPERIENCE	RECOMMENDATION

Barbara A. Boigegrain CEO and General Secretary of Wespath Benefits and Investments		FOR

Thomas L. Brown Sr. VP and CFO of RLI Corp.		FOR

Phupinder S. Gill Former CEO of CME Group, Inc.		FOR

Kathryn J. Hayley CEO of Rosewood Advisory Services, LLC Former EVP of UnitedHealthcare		FOR

Peter J. Henseler President of TOMY International		FOR

Frank B. Modruson President of Modruson & Associates, LLC Former Partner and CIO of Accenture plc		FOR

Ellen A. Rudnick Sr. Advisor and Adjunct Professor of Entrepreneurship University of Chicago Booth School of Business		FOR

Mark G. Sander President and COO of the Company		FOR

Michael L. Scudder Chairman and CEO of the Company		FOR

Michael J. Small CEO of K4 Mobility LLC Former President and CEO of Gogo, Inc.		FOR

Stephen C. Van Arsdell Former Sr. Partner, Chairman and CEO of Deloitte & Touche LLP		FOR

J. Stephen Vanderwoude Former Chairman and CEO of Madison River Communications Corp.		FOR

Leadership	Technology	Risk Management	Finance	Business Operations	Governance and Compliance	Compensation and Benefits

2	First Midwest Bancorp, Inc.

Proxy Summary

Advisory Vote on Executive Compensation

We are asking our stockholders to approve, on an advisory (non-binding) basis, a resolution regarding the compensation paid in 2018 to our named executive officers as disclosed in this Proxy Statement.  See Item 2  Approval of an Advisory (Non-Binding) Resolution Regarding the Compensation Paid in 2018 to the Company’s Named Executive Officers.

Ratification of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify, on an advisory (non-binding) basis, the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019.  See Item 3  Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm.

How to Vote

Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.

Internet	Telephone	Mail

The web address for Internet voting can be found on the Proxy Card.  Internet voting is available 24 hours a day.  To be valid, your vote by Internet must be received by the deadline specified on the Proxy Card.

The number for telephone voting can be found on the Proxy Card.  Telephone voting is available 24 hours a day.  To be valid, your vote by telephone must be received by the deadline specified on the Proxy Card.

Request a paper copy of the Proxy Card if you have not received one, and mark the Proxy Card, sign and date it, and return it in the postage pre-paid envelope provided.  To be valid, your vote by mail must be received by the deadline specified on the Proxy Card.

If you choose not to vote early, you can vote your shares in person at the Annual Meeting.  You must present an acceptable form of identification (such as a valid driver’s license) to enter the Annual Meeting and vote in person.

If you hold your shares in street name, you may vote by following your broker’s instructions or, in order to vote in person at the Annual Meeting, you must obtain from the broker through which you hold your shares, both an account statement showing that you owned shares of Common Stock as of the Record Date and a “legal proxy” form, and bring them to the meeting.

If you attend the Annual Meeting as a representative of a stockholder that is an entity, then you must bring proof of your authorization to attend and act on behalf of that entity.

Important Notice Regarding the Availability of Proxy Materials

A copy of our Annual Report for the year ended December 31, 2018 accompanies this Proxy Statement.  The Notice, this Proxy Statement and our Annual Report are available at www.proxyvote.com (if you utilize www.proxyvote.com, you will need the control number included on your Proxy Card).  If you would like to receive, without charge, an additional paper copy of our Annual Report, please contact our Corporate Secretary at First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

2019 Proxy Statement	3

Proxy Summary

Certain Terms

Certain terms that we use in this Proxy Statement have particular meanings, as set forth below.

Term	Meaning
401(k) Plan	First Midwest Bancorp, Inc. Savings and Profit Sharing Plan, as amended
2018 Stock and Incentive Plan	First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan
Annual Meeting	2019 Annual Meeting of Stockholders of First Midwest Bancorp, Inc.
Board of Directors or Board	Board of Directors of First Midwest Bancorp, Inc.
By-Laws	Amended and Restated By-Laws of First Midwest Bancorp, Inc.
Certificate of Incorporation	Restated Certificate of Incorporation of First Midwest Bancorp, Inc., as amended
Common Stock	Common Stock, $0.01 par value per share, of First Midwest Bancorp, Inc.
Company, we, us or our	First Midwest Bancorp, Inc.
Deferred Compensation Plan	First Midwest Bancorp, Inc. Nonqualified Retirement Plan, as amended
Exchange Act	Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
First Midwest Bank or Bank	First Midwest Bank, which is a wholly-owned subsidiary of First Midwest Bancorp, Inc.
Form 10-K	First Midwest Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018
Gain Deferral Plan	First Midwest Bancorp, Inc. Stock Option Gain Deferral Plan, as amended
Internal Revenue Code	Internal Revenue Code of 1986, as amended
M&A	Mergers and acquisitions
Named executive officers	Executive officers named in the Summary Compensation Table contained in this Proxy Statement
Non-Employee Directors Stock Plan	First Midwest Bancorp, Inc. Amended and Restated Non-Employee Directors Stock Plan, as amended
Notice	The Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement
Omnibus Stock and Incentive Plan	First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan, as amended
Pension Plan	First Midwest Bancorp, Inc. Consolidated Pension Plan, as amended
Proxy Card	The form of proxy card or voting instruction form that accompanies this proxy statement
Proxy Statement	This proxy statement
RATCE	Return on Average Tangible Common Equity
Record Date	March 22, 2019
SEC	United States Securities and Exchange Commission
TSR	Total Stockholder Return

4	First Midwest Bancorp, Inc.

ITEM 1  ELECTION OF DIRECTORS

Our Board of Directors currently consists of thirteen directors, but will be reduced to twelve members as described below.  Historically, the Board has been divided into three classes, with only one class standing for election at each annual meeting and each director serving for a three-year term.  At our 2017 annual meeting, our stockholders approved an amendment to our Certificate of Incorporation to provide that directors will be elected to one-year terms as their terms expired, thereby declassifying the Board of Directors.  The declassification of our Board is a three-year process that concludes this year, with all nominees this year standing for election for a one-year term.

Nominees for Election

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors unanimously nominated Barbara A. Boigegrain, Thomas L. Brown, Phupinder S. Gill, Kathryn J. Hayley, Peter J. Henseler, Frank B. Modruson, Ellen A. Rudnick, Mark G. Sander, Michael L. Scudder, Michael J. Small, Stephen C. Van Arsdell and J. Stephen Vanderwoude to stand for election at this year’s Annual Meeting, all of whom are currently serving as directors of the Company.  In connection with the Committee’s determination to recommend that the Board nominate Mr. Vanderwoude to stand for election to an additional term, the Committee considered Mr. Vanderwoude’s tendered resignation upon attaining age 75 earlier this year in accordance with the Company’s Corporate Governance Guidelines.  Upon consideration of Mr. Vanderwoude’s significant experience, contributions to our Board and his role as Lead Independent Director, the Committee recommended, and our Board subsequently approved, that Mr. Vanderwoude’s resignation be declined.

Each of the nominees, other than Mr. Scudder, our Chairman and Chief Executive Officer, and Mr. Sander, our President and Chief Operating Officer, meets the standards of independence under our Corporate Governance Guidelines and the rules of the NASDAQ Stock Market.

Br. James Gaffney also currently serves as a director and his term expires at this Annual Meeting.  As previously announced, Br. James, who has served as one of our directors since 1998, has advised us that he will retire from the Board upon the conclusion of his current term.  Prior to the Annual Meeting, the Board will take action to reduce the number of directors to twelve members.  As such, at and following the Annual Meeting, our Board of Directors will consist of twelve members until such time as the Board may determine to change the number of directors.

Directors of the Company are elected by a majority of the votes cast at the Annual Meeting.  If a director nominee fails to receive the required majority vote for election, the nominee will tender his or her resignation as a director in accordance with our By-Laws and Corporate Governance Guidelines, and the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, will determine whether it is in the best interests of the Company to accept or reject any tendered resignation, or whether other action should be taken.  The Board of Directors will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results.

Each nominee has informed us that he or she is willing to serve as a director if elected.  Should any nominee become unable or refuse to serve as a director upon election, it is intended that the persons named as proxies on the Proxy Card will vote for the election of such other person as the Board of Directors may recommend.

Board Composition and Experience

Our twelve continuing directors have significant and diverse operational, financial, risk, technology, corporate governance, leadership and other experience.  Over the past several years, five of our directors have announced their retirement and we have added four new directors.  Throughout this process, we have enhanced the existing industry and Company-specific knowledge of our Board of Directors with the fresh perspectives brought by our new directors.  We believe the result is an even more active and engaged Board with the skill sets necessary to guide the Company as it grows and as our business strategy and the banking industry around us continue to evolve.

2019 Proxy Statement	5

Item 1  Election of Directors

The following charts illustrate the varying tenure, diversity and qualifications and experience of our continuing directors:

8
Tenure

0-5 yrs 42%	6-10 yrs 25%	>10 yrs 33%

Independent 83%	Women and Minority 33%	Other Public Company Experience 83%
3 of 12 (25%) Women

Nomination Process

In identifying, evaluating and recommending nominees for the Board of Directors, our Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth in our Corporate Governance Guidelines.

We do not set specific minimum qualifications that nominees must meet in order to be recommended to the Board of Directors.  Each nominee is evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of our Board.  The Nominating and Corporate Governance Committee discusses and evaluates possible candidates in detail, and outside consultants are sometimes engaged to help identify potential candidates.

6	First Midwest Bancorp, Inc.

Item 1  Election of Directors

When making recommendations for nominees to the Board, the Nominating and Corporate Governance Committee attempts to include directors who, when taken together with the other nominees and continuing directors, will create a group that offers a diversity of education, professional experience, background, age, gender or minority status, perspective, viewpoint and skill.  The Nominating and Corporate Governance Committee will consider and evaluate director candidates recommended by stockholders in the same manner as other candidates identified by the Committee.  A stockholder who desires to formally nominate a candidate must do so by following the procedures described in the Company’s Certificate of Incorporation and By-Laws.

Set forth below is the name of each director nominee, along with his or her principal occupation for at least the previous five years and other professional experience.

Nominees Standing for Election at the Annual Meeting

Barbara A. Boigegrain

Current Position: Chief Executive Officer and General Secretary, Wespath Benefits and Investments
Committee(s): Compensation Committee (Chair), Nominating and Corporate Governance Committee, Advisory Committee
Independent Director

EXPERIENCE AND QUALIFICATIONS

Ms. Boigegrain has served as the Chief Executive Officer and General Secretary of Wespath Benefits and Investments (formerly the General Board of Pension and Health Benefits of The United Methodist Church) since 1994.  Wespath is a pension, health and welfare benefit trustee and administrator that is one of the largest faith-based pension funds in the United States, with $23 billion of assets under management, and a global leader in environmental, social and governance (ESG) investing.

Prior to 1994, Ms. Boigegrain spent eleven years as a consultant with Towers Perrin and four years with KPMG LLP and Dart Industries as a manager and analyst.

Ms. Boigegrain is a member of the board of directors of Church Benefits Association and the Church Alliance, and the board of trustees of Emory & Henry College.

As the CEO and General Secretary of Wespath, Ms. Boigegrain has overseen its restructuring, significantly improved its performance and services and increased its assets under management.  In her experience as a benefits consultant, she established the San Diego office of Towers Perrin.

Age: 61 Director Since: 2008

Ms. Boigegrain earned a Bachelor of Arts degree in Biology and Psychology from Trinity University in 1979.

Through her extensive employee benefits, senior leadership and corporate governance experience, Ms. Boigegrain brings significant leadership, business development, operations and management skills to our Board of Directors.  She also provides valuable knowledge of compensation, financial markets, strategic growth, ESG investing and governance.

2019 Proxy Statement	7

Item 1  Election of Directors

Thomas L. Brown
Current Position: Senior Vice President and Chief Financial Officer, RLI Corp. (NASDAQ) Committee(s): Audit Committee, Enterprise Risk Committee Independent Director

EXPERIENCE AND QUALIFICATIONS

Mr. Brown has been the Senior Vice President and Chief Financial Officer of RLI Corp., a specialty insurer serving diverse niche property, casualty and surety markets, since 2017.  From 2011 to 2017, he served as RLI Corp.’s Vice President and Chief Financial Officer.

Previously, Mr. Brown was a partner of PricewaterhouseCoopers LLP, where he served for ten years as its Midwest Regional Financial Services Director and led teams responsible for the banking, insurance, capital markets and investment management business sectors.

Mr. Brown currently serves on the board of directors of Prime Holdings Insurance Services, Inc. (since 2016).  He also serves on the boards of directors of the Chicago Shakespeare Theater and Easter Seals Central Illinois.  From 2004 through 2017, Mr. Brown served on the board of trustees of Illinois Wesleyan University.

Age: 62 Director Since: 2017

Mr. Brown earned a Bachelor of Science degree in Accounting from Illinois Wesleyan University in 1979.  He is a certified public accountant.

With his extensive finance and accounting background, combined with the insights of a member of senior management of a public company, Mr. Brown brings valuable finance, accounting, strategic planning, risk and business management skills and experience to our Board of Directors.

Phupinder S. Gill
Current Position: Former Chief Executive Officer, CME Group, Inc. (NYSE) Committee(s): Audit Committee, Enterprise Risk Committee Independent Director

EXPERIENCE AND QUALIFICATIONS

Mr. Gill served as the Chief Executive Officer of CME Group Inc., a global derivatives marketplace and exchange, from 2012 until his retirement on December 31, 2016.  Prior thereto, he served as President from 2007 until 2012, and he previously served as President and Chief Operating Officer of CME Holdings and of CME from 2004 until 2007.  From 2000 to 2003, he served as Managing Director and President of CME Clearing.  Mr. Gill was also the President of GFX Corp., a wholly-owned subsidiary of CME Group that provides liquidity in foreign exchange futures, from 1998 until 2012.

Mr. Gill currently serves on the board of directors of The Alexander Maxwell Grant Foundation.  From 2012 until his retirement on December 31, 2016, he served on the boards of CME Group and the World Federation of Exchanges.  He also previously served on the boards of CME Clearing Europe (CME Group’s UK Clearing House), Bursa Malaysia Derivatives Berhad, Bolsa Mexicana de Valores, S.A.B. de C.V., CME Group Foundation and CME Group Community Foundation.  Mr. Gill is a past member of CME Group’s Competitive Markets Advisory Council.

Age: 58 Director Since: 2010

Mr. Gill earned a Bachelor of Science degree in Finance in 1985 and a Master of Business Administration with a concentration in Finance in 1987 from Washington State University.

Through his board and executive management experience, Mr. Gill brings important public company, technology, risk management, operating and senior management experience to our Board of Directors, as well as experience with M&A and global affairs.  He also provides the perspective of a former chief executive officer of a public company.

8	First Midwest Bancorp, Inc.

Item 1  Election of Directors

Kathryn J. Hayley
Current Position: Chief Executive Officer, Rosewood Advisory Services, LLC Committee(s): Audit Committee, Compensation Committee Independent Director

EXPERIENCE AND QUALIFICATIONS

Ms. Hayley is the Chief Executive Officer of Rosewood Advisory Services, LLC, a business advisory services firm.

Previously, she served as an Executive Vice President of UnitedHealthcare (a subsidiary of UnitedHealth Group, Inc. (NYSE)), a position in which she served from 2012 to 2015, overseeing a number of strategic initiatives at this global healthcare company.  From 2006 to 2012, she served as an executive of Aon plc (NYSE), including as Chief Executive Officer of Aon Consulting Worldwide and Aon Hewitt Consulting Americas.  Prior to her service at Aon, Ms. Hayley was an information technology partner at Deloitte Consulting and led the U.S. financial services practice.  She also served on the board of directors of Deloitte & Touche LLP U.S.

Ms. Hayley currently serves on the board of Alight Solutions, LLC (since 2018) and the advisory board of E.A. Renfroe & Company, Inc. (since 2016).  She previously served on the board of directors of Tribridge Holdings, LLC (2015 to 2017).  She also serves on the board of the Chicago Shakespeare Theater.

Age: 60 Director Since: 2016

Ms. Hayley earned a Bachelor of Science degree in Applied Computer Science from Illinois State University in 1979 and a Master of Business Administration, with concentrations in Marketing and Finance, from the Kellogg School of Management at Northwestern University in 1984.

Through her extensive information technology and financial services background and her broad executive management experience, as well as her human resources and talent management experience, Ms. Hayley provides our Board with valuable strategic planning and business, operations and management experience, as well as the insights of a former senior executive of several public companies.

2019 Proxy Statement	9

Item 1  Election of Directors

Peter J. Henseler
Current Position: President, TOMY International Committee(s): Compensation Committee, Nominating and Corporate Governance Committee Independent Director

EXPERIENCE AND QUALIFICATIONS

Mr. Henseler is the President and a director of TOMY International, a wholly-owned subsidiary of TOMY Company, Ltd., a global designer and marketer of toys and infant products.  He is also the founder and President of Wise Consulting Group Inc., a strategy and management consulting firm.  He rejoined TOMY International in 2017 after serving as Vice Chairman until his retirement in 2012.  Mr. Henseler previously held the position of President of TOMY International from 2011 until 2012.  He was President of RC2 Corporation (NASDAQ) from 2002 to 2011, at which time TOMY Company acquired RC2.  He served as RC2’s Executive Vice President of Sales and Marketing from 1999 to 2002.  Mr. Henseler also previously served as a director of RC2.

Prior to joining RC2, Mr. Henseler held marketing positions at McDonald’s Corporation and Hasbro, Inc.  In February 2018, he completed his tenure as Chairman of the Toy Industry Foundation and now serves as an executive advisor to the board.  He also previously served on the board of directors of the American Toy Industry Association.

Age: 60 Director Since: 2011

Mr. Henseler earned a Bachelor of Science degree in Marketing from Xavier University in 1980.

Mr. Henseler brings important executive management, operating and leadership skills and insights to our Board of Directors through his experience as a president of a global public company, as well as his substantial operational, brand management and marketing experience.

Frank B. Modruson
Current Position: President, Modruson & Associates, LLC Committee(s): Audit Committee, Enterprise Risk Committee Independent Director

EXPERIENCE AND QUALIFICATIONS

Mr. Modruson has served as President of Modruson & Associates, LLC, a management consulting firm, since 2015.

Previously, Mr. Modruson spent the majority of his career at Accenture plc, a global professional services company, where he served as a client partner and as Chief Information Officer.

He currently serves on the board of directors of Zebra Technologies Corporation (since 2014; NASDAQ).  Previously, Mr. Modruson served on the boards of directors of Landauer Corporation (2017; NYSE) and Forsythe Technology, Inc. (2014 to 2017), both of which were acquired in 2017.  He also serves on the boards of the Lyric Opera of Chicago and the Glen Ellyn Volunteer Fire Company.

Age: 59 Director Since: 2016

Mr. Modruson earned a Bachelor of Science degree in Computer Science from Dickinson College in 1984 and a Master of Science degree in Computer Science from Pennsylvania State University in 1987.

With his significant technology, strategy and consulting background, as well as experience on other public company boards, Mr. Modruson brings important strategic and business insights, as well as technology, risk management and operational efficiencies experience to our Board of Directors.

10	First Midwest Bancorp, Inc.

Item 1  Election of Directors

Ellen A. Rudnick

Current Position: Senior Advisor and Adjunct Professor of Entrepreneurship, University of Chicago Booth School of Business
Committee(s): Compensation Committee, Nominating and Corporate Governance Committee
Independent Director

EXPERIENCE AND QUALIFICATIONS

Ms. Rudnick has served at the University of Chicago Booth School of Business since 1999.  She is currently a Senior Advisor and Adjunct Professor of Entrepreneurship, and she previously served as the Executive Director of the Polsky Center for Entrepreneurship and Innovation.

Prior to joining the University of Chicago, Ms. Rudnick served as President and Chief Executive Officer of Healthcare Knowledge Resources, President of HCIA, Chairman of Pacific Biometrics and Corporate Vice President of Baxter Healthcare Corporation.

Ms. Rudnick currently serves on the boards of directors of HMS Holdings, Corp. (since 1997; NASDAQ), Liberty Mutual Insurance Company (since 2001) and Patterson Companies (since 2003; NASDAQ).

She has spent over thirty years in business management and entrepreneurial activities, primarily in the health care and information services industries.  She serves in various leadership positions with several civic and nonprofit organizations in the Chicago metropolitan area, including having served on the board of the Northshore University Health System for over 20 years and on the board of Hyde Park Angels, and currently is on the boards of directors of the Chicagoland Entrepreneurship Center (1871) and Matter.  She is the recipient of several honors, including the Today’s Chicago Woman 20th Anniversary Hall of Fame Award, the YWCA Leadership Award, the Illinois Venture Capital Industry Richard J. Daley Award and the 1871 Entrepreneurial Champion Award.

Age: 68 Director Since: 2005

Ms. Rudnick earned a Bachelor of Arts degree in Italian (with a minor in Economics) from Vassar College in 1972 and a Master of Business Administration with a concentration in Finance from the University of Chicago in 1973.

With her extensive business background and her public company board experience, Ms. Rudnick brings important leadership, corporate and entrepreneurial experience to our Board of Directors, as well as valuable experience in business management.

2019 Proxy Statement	11

Item 1  Election of Directors

Mark G. Sander
Current Position: President and Chief Operating Officer of the Company Inside Director

EXPERIENCE AND QUALIFICATIONS

Mr. Sander is the President and Chief Operating Officer of the Company and of First Midwest Bank.  Mr. Sander also serves as Vice Chairman of the Board of First Midwest Bank.  He served as the Senior Executive Vice President and Chief Operating Officer of the Company from 2011 until his promotion in January 2019.

Prior to joining the Company in 2011, Mr. Sander served as Executive Vice President, Director of Commercial Banking at Associated Banc-Corp (NYSE), where he oversaw Associated’s commercial banking, treasury management, insurance brokerage and capital markets businesses.  He also served as a member of Associated’s Executive and ALCO Committees.  Previously, he served as a commercial banking executive at Bank of America and in numerous leadership positions in commercial banking at LaSalle Bank.  Mr. Sander has more than thirty-five years of experience in the financial services industry.

Age: 60 Director Since: 2014

Mr. Sander earned a Bachelor of Science degree in Finance from the University of Illinois in 1980 and a Master of Business Administration with a concentration in Finance and International Economics from the University of Chicago in 1983.

Mr. Sander brings significant banking industry and executive experience to our Board of Directors.  His important leadership position with the Company and First Midwest Bank and his involvement with the operations, vision and strategy of the Company and the Bank provide the Board with an understanding of the Company’s day-to-day operations and strategic goals.

12	First Midwest Bancorp, Inc.

Item 1  Election of Directors

Michael L. Scudder
Current Position: Chairman and Chief Executive Officer of the Company Committee(s): Advisory Committee (Chair) Inside Director

EXPERIENCE AND QUALIFICATIONS

Mr. Scudder is the Chairman of the Board (since 2017) and Chief Executive Officer (since 2008) of the Company. He also serves as Chairman and Chief Executive Officer of First Midwest Bank.  Mr. Scudder served as the Company’s President from 2007 to January 2019, as its Chief Operating Officer from 2007 to 2008 and as its Chief Financial Officer from 2002 to 2007.  He previously served as the Group Executive Vice President and Chief Financial Officer of First Midwest Bank from 1995 to 2001.  He also has served in various other management capacities in his over thirty years of service to the Company.  Mr. Scudder began his professional career at KPMG LLP, an international public accounting firm.

Mr. Scudder is an active member of the ABA’s American Bankers CEO Council and the Mid-Size Bank Coalition of America.  He also serves on the board of directors of Silver Cross Hospital, the board of trustees of DePaul University, the executive committee of DePaul University’s Center for Financial Services and the Chicago Metropolitan Planning Council’s Executive Advisory Board.  Additionally, he is a member of the Economic Club of Chicago, the Commercial Club of Chicago and the Bankers Club of Chicago.  He previously served as an inaugural member of the Federal Reserve Bank of Chicago’s Community Depository Institution Advisory Council.

Age: 58 Director Since: 2008

Mr. Scudder earned a Bachelor of Science degree in Accounting from Illinois Wesleyan University in 1982, and a Master of Business Administration with a concentration in Finance from DePaul University in 1993.

Mr. Scudder brings extensive executive management, financial and banking experience to our Board of Directors and has important institutional knowledge of the Company and its business and clients.  His day-to-day management of the Company provides the Board with Company-specific experience and expertise, including a complete understanding of the Company’s vision, strategy and operations, as well as deep financial services industry knowledge.

Michael J. Small
Current Position: Chief Executive Officer, K4 Mobility LLC Committee(s): Audit Committee, Enterprise Risk Committee Independent Director

EXPERIENCE AND QUALIFICATIONS

Mr. Small is a founder and the Chief Executive Officer of K4 Mobility LLC, a technology developer and provider of satellite communications services, since August 2018.

Previously, Mr. Small served as the President and Chief Executive Officer and a director of Gogo, Inc. (NASDAQ), an airborne communications service provider, from 2010 until March 2018.  Prior to joining Gogo, Mr. Small served as the Chief Executive Officer and a Director of Centennial Communications Corp. (NASDAQ) from 1999 to 2009.  From 1995 to 1998, Mr. Small was the Executive Vice President and Chief Financial Officer of 360 Degrees Communications Company.  Prior to 1995, he held the position of President of Lynch Corporation (NYSEMKT), a diversified acquisition-oriented company with operations in telecommunications, manufacturing and transportation services.

Age: 61 Director Since: 2010

Mr. Small earned a Bachelor of Arts degree in History from Colgate University in 1979 and a Master of Business Administration with a concentration in Finance from the University of Chicago in 1981.

Through his board, executive and financial experience, Mr. Small brings extensive public company, operating and management experience to our Board of Directors, as well as strategic, financial, technology and M&A experience.  He also provides the perspective of a former chief executive officer of a public company.

2019 Proxy Statement	13

Item 1  Election of Directors

Stephen C. Van Arsdell

Current Position: Former Senior Partner, Chairman and Chief Executive Officer, Deloitte & Touche LLP
Committee(s):  Audit Committee (Chair), Nominating and Corporate Governance Committee
Independent Director

EXPERIENCE AND QUALIFICATIONS

Mr. Van Arsdell is a former senior partner of Deloitte & Touche LLP, where he served as Chairman and Chief Executive Officer from 2010 to 2012, and as Deputy Chief Executive Officer from 2009 to 2010.  Previously, he served as Deloitte’s partner-in-charge of its financial services practice in the Midwest, and he was a member of Deloitte’s board from 2003 through 2009.

Mr. Van Arsdell is a member of the Audit Committee of Brown Brothers Harriman & Co. (since 2015).  He also is a member of the Dean’s advisory council for the Geis College of Business at the University of Illinois and Chair of the board of directors of the University of Illinois Alumni Alliance.  He is a member of the Illinois Alumni Association Board of Advisors.  Mr. Van Arsdell currently serves on the board of trustees of the Morton Arboretum and previously chaired the board of trustees of the Conservation Foundation.

Age: 68 Director Since: 2017

Mr. Van Arsdell earned a Bachelor of Science degree in Accounting and a Masters of Accounting Science degree from the University of Illinois in 1972 and 1973, respectively.  He is a certified public accountant.

Mr. Van Arsdell brings to our Board extensive accounting, auditing, risk management and financial experience, together with strategic and leadership skills developed through executive leadership positions with a global accounting and advisory services organization.

J. Stephen Vanderwoude

Current Position: Lead Independent Director of the Company, Private Investor
Committee(s):  Enterprise Risk Committee (Chair), Nominating and Corporate Governance Committee, Advisory Committee
Independent Director

EXPERIENCE AND QUALIFICATIONS

Mr. Vanderwoude has served as the Company’s Lead Independent Director since 2017.  He is currently a private investor.

From 1996 until 2007, Mr. Vanderwoude served as Chairman and Chief Executive Officer at Madison River Communications Corp., a company that acquired and operated rural telephone companies.  Prior to his service to Madison River, he served as the President, Chief Executive Officer and a director of Powerhouse Technologies, Inc. (NASDAQ), and President, Chief Operating Officer and a director of Centel Corporation (NYSE).  Mr. Vanderwoude served as a member of the board of directors of Centennial Communications Corp. (NASDAQ) from 2002 to 2009 and as its Chairman from 2007 to 2009.

Age: 75 Director Since: 1991

Mr. Vanderwoude earned a Bachelor of Science degree in Engineering from the University of Pennsylvania in 1967 and a Master of Business Administration with concentrations in Economics and Marketing from the University of Chicago in 1977.

Through his chief executive officer and director experience at other public companies, professional background and considerable business accomplishments and achievements, Mr. Vanderwoude brings valuable skills and experience in leadership, business and risk management, strategic planning, finance, M&A and public company matters to our Board of Directors.

14	First Midwest Bancorp, Inc.

Item 1  Election of Directors

For more information regarding our Board of Directors, its members, its committees and our corporate governance practices, please see the section of this Proxy Statement entitled Corporate Governance at First Midwest or visit the Investor Relations section of our website at www.firstmidwest.com/officersdirectors.

Directors’ Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of
Barbara A. Boigegrain, Thomas L. Brown, Phupinder S. Gill, Kathryn J. Hayley, Peter J. Henseler,
Frank B. Modruson, Ellen A. Rudnick, Mark G. Sander, Michael L. Scudder, Michael J. Small,
Stephen C. Van Arsdell and J. Stephen Vanderwoude as directors of the Company as set forth above.

2019 Proxy Statement	15

ITEM 2  APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION REGARDING THE COMPENSATION PAID IN 2018 TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with applicable SEC rules, we are required to provide stockholders with an opportunity to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.  We refer to this proposal as the “say-on-pay” proposal.  Our executive compensation programs, including detailed information regarding the compensation paid to our named executive officers for 2018, are described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of this Proxy Statement.

Our Board of Directors views it as a good corporate governance practice to present the say-on-pay proposal to our stockholders annually.  The Board made this recommendation to our stockholders at our 2018 annual meeting, and our stockholders overwhelmingly voted in favor of holding a say-on-pay vote every year, as opposed to every other year or every third year.

At our 2018 annual meeting of stockholders, 92% of the votes cast were voted in favor of the compensation paid to our named executive officers.  We believe these results confirmed our approach to executive compensation.  Our Compensation Committee intends to consider the say-on-pay vote results from this year, and future advisory votes, with respect to the design of and amounts paid under our executive compensation program.

We are asking our stockholders to indicate their support for our executive compensation program as described in this Proxy Statement.  This proposal gives our stockholders the opportunity to express their views on executive compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this Proxy Statement.  Accordingly, we will ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion set forth in the 2019 annual meeting proxy statement, is hereby approved by the Company’s stockholders on an advisory basis.

The say-on-pay vote is advisory and is therefore not binding on the Company, the Compensation Committee or our Board of Directors.  We value the opinions of our stockholders, and the Compensation Committee will consider the results of the vote on our say-on-pay proposal when establishing the design of and amounts paid under our future executive compensation programs.

Directors’ Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR approval of the advisory (non-binding) resolution regarding the compensation paid to the Company’s named executive officers set forth in this Proxy Statement.

16	First Midwest Bancorp, Inc.

ITEM 3  RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is responsible for appointing the Company’s independent registered public accounting firm, and the Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019.  We are submitting this selection for stockholder ratification at the Annual Meeting.  We expect a representative of Ernst & Young LLP to be present at the Annual Meeting and to have an opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.  Ernst & Young LLP also served as our independent registered public accounting firm for the year ended December 31, 2018.

Although we are not required to have our stockholders ratify the selection of our independent registered public accounting firm, our Board of Directors has determined to seek this ratification from stockholders.  This ratification is advisory and is, therefore, not binding on the Audit Committee.  If our stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may retain them nonetheless.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee, or a designated member of the Audit Committee, approves in advance all audit and any non-audit services rendered by Ernst & Young LLP on behalf of the Company.  The following table shows information about fees paid by the Company to Ernst & Young LLP for services related to the years indicated below.

		Percent of		Percent of
		2018 Services		2017 Services
		Approved by		Approved by
	2018	Audit Committee	2017	Audit Committee
Audit fees(1)	$1,658,979	100%	$1,802,409	100%
Audit-related fees(2)	154,400	100%	194,620	100%
Tax fees(3)	455,715	100%	181,999	100%
All other fees(4)	—	—%	211,277	100%
Total fees	$2,269,094		$2,390,305

(1)

Includes fees and expenses for the audit of the Company’s annual financial statements, internal control over financial reporting and review of financial statements included in the Company’s quarterly reports filed with the SEC, as well as other services normally provided by an independent auditor in connection with statutory and regulatory filings or engagements, including consents and assistance with review of SEC filings in connection with the Company’s M&A activity.

(2)	Includes fees related to the audits of the Company’s benefit plans and accounting scope change services.
(3)	Includes fees related to assistance with routine audits and tax planning, consulting and compliance services.
(4)	Includes fees and expenses related to regulatory compliance consulting services.

Audit and all other fees for 2017 were elevated primarily due to the services provided by Ernst & Young LLP in connection with the Company’s 2017 M&A activity, changes in audit and accounting scope and regulatory compliance consulting services.  Tax fees for 2018 were elevated due to the services provided by Ernst & Young LLP in connection with federal income tax reform.

2019 Proxy Statement	17

Item 3  Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

For audit, audit-related, tax-related and all other services, our Audit Committee has determined specific services and dollar thresholds under which such services would be considered pre-approved.  To the extent management requests services other than these pre-approved services, or beyond the dollar thresholds, our Audit Committee must specifically approve the services.  Further, under our fee policy, our independent registered public accounting firm may not perform the non-audit services identified by the SEC as prohibited.  Our fee policy requires management to provide to our Audit Committee on a quarterly basis a summary of all services performed by the independent registered public accounting firm.

Directors’ Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending
December 31, 2019.

18	First Midwest Bancorp, Inc.

CORPORATE GOVERNANCE AT FIRST MIDWEST

Our Board of Directors is committed to maintaining strong corporate governance principles and practices.

For additional information about our corporate governance practices, you may view the following documents on our website at www.firstmidwest.com/corporategovernance or request them in print by sending a written request to the Corporate Secretary at First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631:

◆   Corporate Governance Guidelines

◆   Code of Ethics and Standards of Conduct (applicable to all directors, officers and employees)

◆   Code of Ethics for Senior Financial Officers

◆   Audit Committee Charter

◆   Compensation Committee Charter

◆   Enterprise Risk Committee Charter

◆   Nominating and Corporate Governance Committee Charter

◆   Related Person Transaction Policies and Procedures

Corporate Governance Guidelines and Committee Charters

The Corporate Governance Guidelines and the charters of the Audit, Compensation, Enterprise Risk and Nominating and Corporate Governance Committees of our Board of Directors describe our corporate governance practices.  The Corporate Governance Guidelines and charters are intended to ensure that our Board of Directors has certain practices in place relating to oversight of management and various components of our business operations and to make decisions that are independent of management.

Code of Ethics and Standards of Conduct

We have adopted a Code of Ethics and Standards of Conduct, which applies to all of our directors, officers and employees, as well as a Code of Ethics for Senior Financial Officers, which applies to our senior financial officers.  Our Code of Ethics and Standards of Conduct meets the requirements of a “code of ethics” as defined by applicable SEC rules, and also meets the requirements of a “code of conduct” under the applicable rules of the NASDAQ Stock Market.  Annually, all employees are required to certify that they have reviewed and are familiar with the Code of Ethics and Standards of Conduct, and all officers are required to certify compliance with this code.  Waivers of the Code of Ethics and Standards of Conduct for executive officers are required to be disclosed to the Chair of the Nominating and Corporate Governance Committee of the Board.  Similarly, our senior financial officers must certify annually that they have reviewed, are familiar with and are in compliance with the Code of Ethics for Senior Financial Officers.  Waivers of the Code of Ethics for Senior Financial Officers must be submitted to and approved by the Board.

Director Independence

Our Board of Directors determines annually the independence of all non-employee directors in accordance with the independence requirements of the NASDAQ Stock Market rules.  Accordingly, each year the Board affirmatively determines whether each non-employee director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Annually, each non-employee director is required to complete a questionnaire that provides information about relationships that might affect the determination of independence.  Management then provides the Nominating and Corporate Governance Committee and Board of Directors with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the rules of the NASDAQ Stock Market.

2019 Proxy Statement	19

Corporate Governance at First Midwest

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board of Directors analyzed the independence of each of the Company’s nominees and other current directors, and determined that all of our directors meet the standards of independence under our Corporate Governance Guidelines and the NASDAQ Stock Market rules, other than Michael L. Scudder, the Company’s Chairman and Chief Executive Officer, and Mark G. Sander, the Company’s President and Chief Operating Officer, who are not considered to be independent under the standards of our Corporate Governance Guidelines and the rules of the NASDAQ Stock Market because they are employees of the Company.  In addition, our Board of Directors determined that:

◆	Each member of the Audit Committee is financially literate and has accounting or related financial management expertise (as such qualifications are defined under the rules of the NASDAQ Stock Market).
◆	Thomas L. Brown and Stephen C. Van Arsdell are “audit committee financial experts” within the meaning of the rules and regulations of the SEC.
◆

Each member of the Compensation Committee is a “non-employee director” within the meaning of Exchange Act Rule 16b‑3, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

Board Leadership and Structure

As provided in our Corporate Governance Guidelines, our Board of Directors does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and the Board leadership structure, from time-to-time, based on the criteria that it deems to be in the best interests of the Company and its stockholders.

Since 2017, Michael L. Scudder has served as the Company’s Chairman of the Board and Chief Executive Officer and J. Stephen Vanderwoude has served as Lead Independent Director.

The Board of Directors believes that, at this time, the combination of the offices of Chairman of the Board and Chief Executive Officer and the maintenance of a separate Lead Independent Director role are appropriate for the Company.  The combination allows Mr. Scudder to leverage his extensive knowledge of the Company and industry experience into the strategic vision for the management and direction of the Company at both the Board and management level.  This further allows him to drive the enhancement of stockholder value, grow and expand the Company’s business and execute the Company’s strategies.

Additionally, the Board believes it is appropriate to have a Lead Independent Director while Mr. Scudder serves as Chairman of the Board in order to provide a leadership role for our independent directors.  Mr. Vanderwoude has a strong understanding of the Company and its business, as well as significant leadership, corporate governance and public company experience.

Consistent with Mr. Scudder’s focus on the Company’s strategic vision and direction, in January 2019, the Board approved the appointment of Mark G. Sander to the position of President of the Company in addition to his position as Chief Operating Officer.  In this role, Mr. Sander leads significant portions of the day-to-day management of the Company and the Bank.

Lead Independent Director

Our Lead Independent Director must satisfy the independence requirements of the NASDAQ Stock Market and must have served as a director of the Company for least one year.  The Lead Independent Director serves in a leadership capacity among our independent directors and as an additional resource for the Chairman of the Board in order to continue to foster a highly engaged and strong-performing Board of Directors.

20	First Midwest Bancorp, Inc.

Corporate Governance at First Midwest

The principal duties and responsibilities of the Lead Independent Director are as follows:

◆	Act as a liaison on behalf of the independent directors with the Chairman of the Board.
◆	Preside at all meetings of the Board of Directors and stockholders at which the Chairman of the Board is not present.
◆	Consult with the Chairman of the Board on the agendas and schedules for meetings of the Board of Directors.
◆	Have the ability to call meetings of the Board.
◆

Determine, in conjunction with the Board of Directors, the need for, have the ability to call, and preside at meetings of the independent directors and, following each such meeting, promptly communicate to the Chairman of the Board the substance of the discussions that occurred at the meeting.

◆	Serve as a member of the Advisory Committee of the Board of Directors.
◆	Serve as the acting Chairman of the Board in the event of an extended incapacitation of the Chairman until the incapacitation has ended or a successor to the Chairman is elected.
◆	Together with the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee, interview all new director candidates.
◆	Consult with the Chairman of the Board with respect to the quality and timeliness of information provided to the Board.
◆	Perform such other duties and responsibilities as may be assigned to the Lead Independent Director by the Board.

Risk Oversight

Risk is inherent with every business, particularly for financial institutions, and we face several risks, including, for example, credit, market, liquidity, operational, strategic, compliance, legal and reputation risks.  We do not view risk in isolation, but rather consider risk as part of our ongoing consideration of business strategy and business decisions.  We also are mindful that risk oversight is not about eliminating risk, but rather identifying, accepting and managing risks while balancing prudent business considerations, as well as safety and soundness.

We support our risk oversight process through a governance structure involving our Board of Directors and management.  Management is responsible for the day-to-day management of the risks the Company faces.  It establishes and maintains risk management processes and policies designed to balance our operations and business opportunities with risk mitigation in order to create stockholder value.  It is management’s responsibility to anticipate, identify and communicate risks to the Board of Directors and its committees.  The Company also has a Chief Risk Officer, who is responsible for the design and implementation of our risk management processes.

We have a Strategic Risk Management Committee composed of members of executive management.  The purpose of this committee is to provide a centralized forum to manage key risks that could negatively impact the Company’s operating performance and execution of its business plan.  This committee, through our Chief Risk Officer, also reports at least quarterly to the Enterprise Risk Committee of our Board of Directors on significant risk management matters.

The Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management framework, policies and profiles designed and implemented by management are appropriate and functioning as contemplated.

2019 Proxy Statement	21

Corporate Governance at First Midwest

The Board performs its risk oversight function primarily through its committees and the operation of the Bank’s board of directors.  The Board committee that is primarily involved in assisting the Board of Directors with its oversight of enterprise-wide risk management is the Enterprise Risk Committee.  Among other responsibilities, this committee approves risk appetites and profiles established by management for key business risks and confirms that business decisions are executed within the established risk tolerances.

Each of the Board’s standing committees is comprised of independent directors and supports the Board’s oversight functions by regularly addressing various risks in their respective areas of oversight, as follows:

◆	Audit Committee. Assists the Board with risk oversight in the areas of financial reporting, internal controls, tax and compliance with certain public reporting requirements.
◆

Compensation Committee.  Assists the Board with risk oversight associated with our compensation policies and programs, including maintaining an executive compensation program that is designed to encourage the achievement of corporate objectives and strategies, enhance stockholder value and incent and retain our executive officers, and discourage unnecessary or excessive risk taking.

◆	Enterprise Risk Committee. Assists the Board with the oversight of the Company’s enterprise-wide risk management framework.
◆	Nominating and Corporate Governance Committee. Assists the Board with risk oversight associated with corporate governance, Board and Board committee composition and director succession.

Each committee reports to the full Board of Directors at least quarterly at regular meetings concerning the activities of the committee, the significant matters it has discussed and the actions taken by the committee.  The Board also receives reports directly from our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Risk Officer and General Counsel, as well as other members of management, regarding the Company’s risk management functions.  Key members of senior management attend Board meetings and are available to address any questions or concerns raised by the Board of Directors.

Cybersecurity Risk Oversight

Cybersecurity risk is a component of operational risk at the Company.  We recognize the importance of maintaining the trust of our customers with respect to their confidential financial information and devote significant attention to cybersecurity risk.  In this regard, we use a variety of techniques that are intended to secure our operations and confidential information, consult with third-party security advisors and maintain cyber insurance.

Our Board of Directors oversees our efforts to manage cybersecurity risk.  Senior management is responsible for the day-to-day management of cybersecurity risk, designing and implementing policies, processes and procedures to address and mitigate this risk.  The Board and its committees receive periodic reports from and engage in discussions with senior management on the effectiveness of our cybersecurity program and review our inherent risks, the plans and programs designed to address these risks and our progress in doing so.

Meetings

Our Board of Directors holds regular quarterly meetings and special meetings as needed.  In 2018, the Board held four regularly scheduled meetings and one special meeting, and our independent directors met separately without management present following each regular meeting.  Our directors also communicate with each other between meetings.  Further, the Board of Directors devotes additional time outside of its regular meetings to presentations and discussions with senior management about the Company’s long-term strategy, corporate objectives and initiatives, financial operating plans and industry and market updates, which are then discussed further at the Board’s quarterly meetings.

We expect our directors to attend all Board and committee meetings for those committees on which they serve.  Directors are also expected to attend each annual meeting of stockholders.  All of our directors attended last year’s

22	First Midwest Bancorp, Inc.

Corporate Governance at First Midwest

annual meeting and 100% of the total number of meetings of the Board of Directors and Board committees on which he or she served during 2018.

Board Committees

Our Board of Directors has four standing committees: our Audit Committee, Compensation Committee, Enterprise Risk Committee and Nominating and Corporate Governance Committee.  Each standing committee has a written charter and the Board of Directors has determined that each of the members of our standing committees is independent under the provisions of our Corporate Governance Guidelines and the rules of the NASDAQ Stock Market.  The Board of Directors has also established an Advisory Committee for the purpose of providing advice to management with respect to business matters as needed between regular meetings of the Board and undertaking such other duties and responsibilities as may be delegated to this committee by the Board.

Under our Corporate Governance Guidelines, the members of each Board committee (including each committee chair) are appointed by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee, and a member may only serve as the chair of one committee of the Board at any given time.

Below is a brief description, including membership and meeting information for 2018, of each standing committee of our Board of Directors, as well as our Advisory Committee.  Each standing committee has the authority to engage, at the Company’s expense, legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.  The charter of each standing committee describes the specific responsibilities and functions of such committee.  Copies of our Audit Committee, Compensation Committee, Enterprise Risk Committee and Nominating and Corporate Governance Committee charters are available by visiting our website at www.firstmidwest.com/corporategovernance.

Audit Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2018
Stephen C. Van Arsdell (Chair) Thomas L. Brown Phupinder S. Gill Kathryn J. Hayley Frank B. Modruson Michael J. Small

◆   Select and retain our independent registered public accounting firm and pre-approve all services performed by this firm.

◆   Oversee the external financial reporting process and the adequacy of the Company’s internal controls.

◆   Oversee the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors.

◆   Oversee the process for determining the independence of the independent registered public accounting firm.

◆   Oversee the procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

◆   Discuss with management and the independent registered public accounting firm the critical accounting policies and practices used by the Company, any off-balance sheet items and judgments made in connection with the preparation of the Company’s financial statements.

8

2019 Proxy Statement	23

Corporate Governance at First Midwest

Compensation Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2018
Barbara A. Boigegrain (Chair) Br. James Gaffney Kathryn J. Hayley Peter J. Henseler Ellen A. Rudnick

◆   Review and approve the Company’s general compensation philosophy.

◆   Oversee the development and implementation of our compensation policies and programs.

◆   Review and monitor the Company’s incentive and other compensation programs.

◆   Recommend to our Board of Directors goals and objectives relating to the compensation of our Chief Executive Officer.

◆   Assist our Board of Directors in evaluating our Chief Executive Officer and recommend to our Board the Chief Executive Officer’s compensation.

◆   Review and recommend to our Board of Directors the annual compensation of senior management.

◆   Review and recommend to our Board of Directors the annual compensation of our directors.

◆   Administer our 2018 Stock and Incentive Plan and Non-Employee Directors Stock Plan.

◆   Oversee the Company’s health and welfare programs.

◆   Oversee the Company’s retirement plans.

◆   Conduct an annual risk assessment of the Company’s compensation programs.

◆   Retain an independent compensation consultant to provide advice to the Compensation Committee relative to compensation matters.

8

Enterprise Risk Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2018
J. Stephen Vanderwoude (Chair) Thomas L. Brown Phupinder S. Gill Frank B. Modruson Michael J. Small

◆   Review and approve policies establishing risk management governance, risk appetite, risk management procedures and risk control infrastructure for the Company’s enterprise-wide operations.

◆   Oversee management’s efforts to manage the processes and systems for implementing and monitoring compliance with the Company’s enterprise risk management framework.

◆   Review reports from management to evaluate the Company’s assessment and management of enterprise-wide risks identified through the enterprise risk management program.

◆   Review and recommend to the Board for approval annually the Company’s capital management policy.

◆   Review and recommend to the Board for approval annually the Company’s capital plan and monitor management’s adherence to the plan.

5

24	First Midwest Bancorp, Inc.

Corporate Governance at First Midwest

Nominating and Corporate Governance Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2018
Br. James Gaffney (Chair) Barbara A. Boigegrain Peter J. Henseler Ellen A. Rudnick Stephen C. Van Arsdell J. Stephen Vanderwoude

◆   Recommend to the Board of Directors the director nominees for election at any meeting of stockholders at which directors are elected.

◆   Identify, interview and recruit individuals to serve as members of our Board of Directors.

◆   Oversee matters of corporate governance, including review of the Company’s Corporate Governance Guidelines, Code of Ethics and Standards of Conduct and stock ownership guidelines.

◆   Advise the Board of Directors on Board and committee organization, membership, function, performance and effectiveness.

◆   Recommend to the Board of Directors the appointment of a director to serve as the Chairperson and, if the Chairperson also serves as the CEO, the Lead Independent Director.

◆   Review director independence standards and qualifications and make recommendations to the Board of Directors with respect to the determination of the independence and qualifications of directors.

◆   Review related person transactions, if and when they arise.

◆   Oversee the annual self-evaluation process of the Board of Directors and each of its committees.

◆   Review stockholder proposals and consider responses or actions regarding such proposals.

4

Advisory Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2018
Michael L. Scudder (Chair) Barbara A. Boigegrain Br. James Gaffney Stephen C. Van Arsdell J. Stephen Vanderwoude	◆ Advise and consult with management with respect to business matters as needed between regular meetings of the Board of Directors. ◆ Undertake such other duties and responsibilities as may be delegated to this committee by the Board of Directors.	—

Board and Committee Self-Evaluations

The Board and the Audit, Compensation, Enterprise Risk and Nominating and Corporate Governance Committees conduct an annual self-evaluation, which includes both a qualitative and quantitative assessment by each director of the performance of the Board and the committees on which the director sits.  The Nominating and Corporate Governance Committee oversees these evaluations.  As part of this process, each director completes an annual self-evaluation of the Board and the committees on which the director sits and has an individual meeting with the Chair of the Nominating and Corporate Governance Committee.  The results of the self-evaluations are reported to the Board of Directors.

Related Person Transactions

We maintain a written policy for reviewing, approving and monitoring transactions involving the Company and related persons (generally, directors and executive officers or their immediate family members, or stockholders owning 5% or more of our Common Stock).

2019 Proxy Statement	25

Corporate Governance at First Midwest

Our Nominating and Corporate Governance Committee is responsible for reviewing and approving (or ratifying) all transactions with related persons.  The Nominating and Corporate Governance Committee will take into account all relevant factors in its analysis, including whether the transaction is on terms comparable to those available to third parties.  The Nominating and Corporate Governance Committee will also determine whether any transaction with a related person impairs the independence of a director, or presents a conflict of interest on the part of a director or executive officer.  The Chair of the Nominating and Corporate Governance Committee may pre-approve or ratify any transaction with a related person involving an amount up to $500,000.  The policy also provides that transactions involving competitive bids, the rendering of services by a regulated entity and certain ordinary course banking transactions, including loans made by First Midwest Bank, will be deemed to be pre-approved by the Nominating and Corporate Governance Committee.

During 2018, First Midwest Bank engaged in transactions with some of our executive officers, directors and entities with which they are associated.  These transactions involved loans extended in accordance with Regulation O of the Federal Reserve and other banking services, all of which were in the ordinary course of business and on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our executive officers or employees.  None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has an executive officer serving on our Board of Directors or our Compensation Committee.

Stockholder Communication with Directors

Stockholders may contact the Chairman of the Board, the Lead Independent Director, an individual director, the entire Board of Directors, our independent directors as a group or a specific Board committee by submitting written correspondence to First Midwest Bancorp, Inc., Attn: Corporate Secretary, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.  Each communication should specify the applicable addressee(s) to be contacted as well as the general topic of the communication.  The Company will initially receive and process communications before forwarding them to the addressee(s).  Communications also may be referred to other departments within the Company.  The Company generally will not forward to the directors a stockholder communication that involves routine business matters of the Company or First Midwest Bank, an irrelevant topic or a request for general information about the Company.  Communications regarding accounting or auditing matters should be made in writing to the Board’s Audit Committee Chair or the Company’s Audit Services Director at First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

Our Long-Standing Commitment to Corporate Social Responsibility

Our commitment to corporate social responsibility has been part of our corporate fabric since the founding of our Company.  When forming First Midwest Bank shortly after the Great Depression, our founders established a commitment to treat all of our customers with respect and a focus on their financial needs.  Since then,

26	First Midwest Bancorp, Inc.

Corporate Governance at First Midwest

generations of colleagues have sustained that commitment.  Today, our vision, mission and values continue to drive our culture and are centered on client needs, rooted in service excellence, invested in bettering our communities, focused on attracting top talent and influenced by technological change.  We always strive to help our customers achieve financial success.

As we grow, we do so with respect for social responsibility, environmental impact, strong governance and uncompromised integrity—to do what is right for our business, our stockholders, our communities and our colleagues.

To this end, a critical component of our success is effectively serving the communities in which we operate.  We offer products, services and branch locations that we believe are conducive and responsive to the needs of the communities that we serve, including low- and moderate-income areas.  In 2018, we extended approximately $170 million in community development loans.  The Company’s commitment to the community also includes financial education, and our colleagues reached approximately 6,000 participants through financial education programs in 2018.  We have maintained the highest community reinvestment rating from the Federal Reserve for over 20 consecutive years.

We and our colleagues also support many nonprofit organizations in our communities through donations, sponsorships and volunteer hours.  Our colleagues serve on numerous nonprofit boards and give their time to many charitable and community causes.  Since 2017, we have provided approximately $3 million in corporate contributions and sponsorships, and our First Midwest Charitable Foundation has made approximately $2 million in contributions since its inception.

In addition, we support initiatives that help sustain our environment for the long-term, whether that be through natural resource preservation, energy conservation, responsible waste management or recycling programs.  When building or remodeling offices, we do so in an environmentally responsible manner and with an effort to use energy efficiently.

We are committed to strong corporate governance practices and business ethics that are fully embraced by our Board of Directors, executive management team and all colleagues.  This unwavering commitment is observed throughout our Company and ultimately protects our business reputation, customers and stockholders.

A number of our corporate governance and business ethics practices are discussed in this proxy statement—for example, our Board of Directors is comprised of independent directors (other than our Chief Executive Officer and

2019 Proxy Statement	27

Corporate Governance at First Midwest

President), our independent directors meet following each regular Board meeting without members of management present, the women and minority representation on our Board consists of one-third of our directors, we maintain strong enterprise-wide risk management processes and we adhere to a comprehensive Code of Ethics and Standards of Conduct that our colleagues are required to certify that they have reviewed each year.

28	First Midwest Bancorp, Inc.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth, as of March 22, 2019, the Record Date, information about the beneficial ownership of our Common Stock by all directors, our named executive officers and our directors and all executive officers as a group.  Except as described below, each stockholder has sole voting and investment power for all shares shown.  In addition, unless otherwise indicated, the address of each beneficial owner is c/o First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

We calculated the percent of class based on 107,000,522 shares of Common Stock outstanding on March 22, 2019.  We include shares of restricted stock subject to future vesting conditions for which an individual has voting but not dispositive power.  We also include shares underlying restricted stock units and performance shares that could vest within 60 days of March 22, 2019, even though an individual has neither voting nor dispositive power.  Those shares are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Number of	Percent of
Beneficial Owner	Shares/Units(1)(2)(3)	Class
Directors
Barbara A. Boigegrain	35,094	*
Thomas L. Brown	12,455	*
Br. James Gaffney(4)	98	*
Phupinder S. Gill	51,258	*
Kathryn J. Hayley	23,000	*
Peter J. Henseler	24,624	*
Frank B. Modruson	10,171	*
Ellen A. Rudnick	33,115	*
Mark G. Sander	204,512	*
Michael L. Scudder	296,988	*
Michael J. Small	29,851	*
Stephen C. Van Arsdell	18,725	*
J. Stephen Vanderwoude	33,116	*
Named Executive Officers (other than Messrs. Sander and Scudder)
Patrick S. Barrett	52,126	*
Michael W. Jamieson	36,613	*
Thomas M. Prame	52,396	*
All directors and executive officers (including named executive officers) as a group
(25 persons)(5)	1,209,615	1.1%

*      Less than 1%.

(1)

Some of our directors and officers have deferred cash compensation (in the form of phantom Common Stock) or stock option gains (in the form of Common Stock equivalents) under our deferred compensation plans.  Some of these deferred amounts will be paid in shares of our Common Stock upon the director’s or officer’s retirement or other termination of employment or service with the Company.  The directors and officers have voting and investment power for the shares of phantom Common Stock and voting power but no dispositive power for the Common Stock equivalent shares.  All shares held under our deferred compensation plans are included in the totals for our directors and officers.  The number of shares of Common Stock to which our directors and officers would be entitled had their service or employment with the Company terminated as of March 22, 2019 is as follows: Mr. Brown, 9,455 shares; Mr. Gill, 26,407 shares; Mr. Henseler, 1,890 shares; Mr. Van Arsdell, 4,725 shares; Mr. Vanderwoude, 20,616 shares; Mr. Scudder, 9,951 shares; and Mr. Prame, 2,077 shares.

(2)	Includes the following shares of Common Stock held through the Company’s 401(k) Plan: Mr. Sander, 364 shares; and Mr. Prame, 85 shares.
(3)

Includes the following shares of restricted stock subject to future vesting conditions for which the individual has voting but not dispositive power: Mr. Scudder, 54,249 shares; Mr. Sander, 40,104 shares; Mr. Barrett, 40,899 shares; Mr. Jamieson, 26,682 shares; and Mr. Prame, 17,212 shares.

2019 Proxy Statement	29

Information Regarding Beneficial Ownership of Principal Stockholders, Directors and Management

(4)	Includes 98 shares of Common Stock owned by Lewis University as to which Br. James disclaims beneficial ownership.
(5)

Includes:  76,838 shares of Common Stock payable to certain directors and executive officers pursuant to our deferred compensation plans; 18,925 shares of Common Stock held in our 401(k) Plan for the accounts of certain executive officers; and 274,673 shares of restricted stock.  Excludes: 19,383 restricted stock units and 67,040 earned performance shares that would not vest within 60 days after March 22, 2019 under the terms of the applicable award agreements.

Other Security Ownership

The following table identifies each person known to us as of March 22, 2019 to beneficially own more than 5% of our outstanding Common Stock.

	Number	Percent
Name and Address of Beneficial Owner	of Shares	of Class
BlackRock, Inc.(1)	14,648,741	13.8%
55 East 52nd Street
New York, New York 10055
The Vanguard Group(2)	10,750,483	10.1%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Wellington Management Group LLP(3)	7,429,182	7.0%
c/o Wellington Management Company LLP
280 Congress Street
Boston, Massachusetts 02210
Dimensional Fund Advisors LP(4)	6,978,181	6.6%
Building One
6300 Bee Cave Road
Austin, Texas 78746

(1)

This information is based solely on a Schedule 13G filed with the SEC on January 28, 2019 by BlackRock, Inc., which reported sole voting power as to 14,405,929 shares and sole dispositive power as to 14,648,741 shares as of December 31, 2018.

(2)

This information is based solely on a Schedule 13G/A filed with the SEC on January 10, 2019 by The Vanguard Group, which reported sole voting power as to 103,974 shares, shared voting power as to 8,938 shares, sole dispositive power as to 10,647,313 shares and shared dispositive power as to 103,170 shares as of December 31, 2018.

(3)

This information is based solely on a Schedule 13G/A filed with the SEC on February 12, 2019 by Wellington Management Group LLP (“WMG”) on behalf of each of WMG, Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”) and Wellington Management Company LLP (“WMC”).  The Schedule 13G/A reported that each of WMG, WGH and WIAH shared voting power as to 5,899,253  shares and shared dispositive power as to 7,429,182 shares, and WMC shared voting power as to 5,602,141  shares and shared dispositive power as to 7,043,887  shares, as of December 31, 2018.

(4)

This information is based solely on a Schedule 13G/A filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP, which reported sole voting power as to 6,857,470 shares and sole dispositive power as to 6,978,181 shares as of December 31, 2018.  Dimensional Fund Advisors LP and its subsidiaries disclaim beneficial ownership of all securities reported on the Schedule 13G/A.

30	First Midwest Bancorp, Inc.

DIRECTOR COMPENSATION

We use a combination of cash and equity-based compensation set at levels we believe will allow us to attract and retain qualified individuals to serve on our Board of Directors.  Each year, the Compensation Committee reviews, with the assistance of our independent compensation consultant, and makes a recommendation to our Board of Directors regarding the compensation that we pay to our directors.  In setting director compensation, we consider the significant amount of time that directors devote to fulfilling their duties, advice that we receive from our compensation consultant and comparative data regarding director compensation at the companies in our peer group.

For 2018, the Compensation Committee recommended to our Board of Directors, and the Board subsequently approved, that both the annual fixed cash retainer and the annual award of Common Stock paid to each non-employee director should remain at $52,500, for a total of $105,000.  The awards of Common Stock are granted as fully-vested shares of Common Stock, and our directors may elect to receive the stock component of their director compensation in cash.

Michael L. Scudder, our Chairman and Chief Executive Officer, and Mark G. Sander, our President and Chief Operating Officer, do not receive compensation for serving as a member of the Board.  In addition, Br. James Gaffney has elected not to receive any director compensation.

The following table summarizes our annual compensation for non-employee directors for 2018:

Component	Amount
An annual fixed cash retainer for each non-employee director	$52,500
An annual award of Common Stock for each non-employee director(1)	$52,500
An annual fixed cash retainer for the Lead Independent Director	$25,000
An annual fixed cash retainer for the Audit Committee and Enterprise Risk Committee Chairs	$15,000
An annual fixed cash retainer for the Compensation Committee and Nominating and Corporate Governance Committee Chairs	$10,000
An annual fixed cash retainer for each member of the Audit Committee and the Enterprise Risk Committee (excluding the committee Chairs)	$4,000

(1)	A director may elect to receive the stock component of his or her director compensation in cash.

Each director’s annual cash retainer and Common Stock award are paid in equal quarterly installments in arrears.  Payment of each retainer installment is contingent upon the director’s service during the preceding quarter.  We do not pay separate fees for attendance at Board or Board committee meetings.  We also reimburse our directors for their reasonable Board and committee attendance-related expenses.

Barbara A. Boigegrain, Phupinder S. Gill, Peter J. Henseler, Frank B. Modruson, Ellen A. Rudnick and Michael J. Small each received an award of 2,223 shares, and Patrick J. McDonnell, who retired from the Board at our 2018 annual meeting of stockholders, received an award of 1,021 shares, of fully-vested Common Stock for their 2018 service as the stock component of their director compensation.  Thomas L. Brown, Kathryn J. Hayley, Robert P. O’Meara, who retired from the Board at our 2018 annual meeting of stockholders, Stephen C. Van Arsdell and J. Stephen Vanderwoude each elected to receive cash in lieu of shares of fully-vested Common Stock for 2018. All of our directors have satisfied our director stock ownership guidelines for directors, with the exception of two of our new directors who are still accumulating stock.

Deferred Compensation Plan for Non-Employee Directors

Our Deferred Compensation Plan allows non-employee directors to defer receipt of either 50% or 100% of their director fees and retainers.  Deferral elections are made in December of each year for amounts payable in the following year.  Amounts are deemed to be invested in separate investment accounts under the plan, with the various investment alternatives available under our Deferred Compensation Plan, including an investment account for shares of our Common Stock.

2019 Proxy Statement	31

Director Compensation

Directors are able to modify their investment elections at any time, subject to applicable stock trading blackout periods.  Deferred director fees and retainers are payable at the director’s election, either as a lump sum or in installments over a period not to exceed fifteen years.  Payments under the Deferred Compensation Plan begin at the date specified by the director or upon cessation of service as a director.

2018 Director Compensation Table

The following table and explanatory notes provide information regarding the cash and Common Stock awarded to each non-employee director during 2018.

					Change in
					Pension Value(3)
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards(2)	Awards	Compensation(3)	Earnings	Compensation(4)	Total
Barbara A. Boigegrain	$62,500	$52,500	$—	$—	$—	$2,500	$117,500
Thomas L. Brown	113,000	—	—	—	2,304	—	115,304
Br. James Gaffney(5)	—	—	—	—	—	—	—
Phupinder S. Gill	60,500	52,500	—	—	10,336	—	123,336
Kathryn J. Hayley	109,000	—	—	—	—	—	109,000
Peter J. Henseler	52,500	52,500	—	—	15,079	—	120,079
Patrick J. McDonnell(6)	33,396	26,250	—	—	—	—	59,646
Frank B. Modruson	60,500	52,500	—	—	—	—	113,000
Robert P. O’Meara(6)(7)	91,875	—	—	—	443,807	11,539	547,221
Ellen A. Rudnick	52,500	52,500	—	—	—	2,500	107,500
Michael J. Small	60,500	52,500	—	—	—	—	113,000
Stephen C. Van Arsdell(8)	115,854	—	—	—	1,123	2,500	119,477
J. Stephen Vanderwoude	145,000	—	—	—	8,802	—	153,802

(1)	Includes amounts deferred at the election of the directors pursuant to our Deferred Compensation Plan.
(2)

Amounts represent the aggregate grant-date fair value of Common Stock awards granted under our Non-Employee Directors Stock Plan during the period, calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”).  Assumptions used in the calculation of these amounts are described in Note 17 to our audited financial statements included in our Form 10‑K.  The aggregate number of shares of Common Stock granted by the Company to each non-employee director during 2018 was 2,223 shares to each of Ms. Boigegrain, Mr. Gill, Mr. Henseler, Mr. Modruson, Ms. Rudnick and Mr. Small, and 1,021 shares to Mr. McDonnell, who retired from the Board at our 2018 annual meeting of stockholders.

(3)	The Company does not maintain a non-equity incentive plan or pension plan for directors.
(4)

The amount for Mr. O’Meara includes payments made on his behalf under a Retirement and Consulting Agreement between the Company and Mr. O’Meara.  Under this agreement, Mr. O’Meara also pays 17% of the premium for health coverage under the Company’s group health program for retirees and the Company pays the balance.  The amounts for Ms. Boigegrain, Ms. Rudnick and Mr. Van Arsdell include $2,500 paid under our matching gift donation program to eligible educational institutions designated by each director.

(5)	Br. James has elected not to receive any compensation for his service on the Board of Directors.
(6)	Messrs. McDonnell and O’Meara retired from our Board at our 2018 annual meeting of stockholders and thus received pro-rated compensation for their 2018 Board service.
(7)

Included in Mr. O’Meara’s director compensation fees earned or paid in cash are director fees paid to him as a non-employee director of First Midwest Bank.  Mr. O’Meara retired as a director of the Bank in August 2018.

(8)

Upon the retirement of Mr. McDonnell from the Board, Mr. Van Arsdell assumed the additional position of Chair of the Audit Committee and thus received pro-rated compensation for his service in this capacity in 2018.

2019 Director Compensation

Consistent with the Compensation Committee’s annual review of our director compensation program, in late 2018, the Compensation Committee reviewed the amount of compensation paid to our directors.  In connection with its review of our director compensation program, the Compensation Committee held discussions with its independent

32	First Midwest Bancorp, Inc.

Director Compensation

compensation consultant and considered director compensation data from the companies in our peer group and other public companies in the Midwest, as well as other information.  The Committee also desires to compensate our directors at approximately the median compensation level for directors in our peer group and to continue to attract and retain qualified directors, as well as considers the amount of time that our directors devote to their Board and committee duties.

Upon the conclusion of this process, the Compensation Committee determined that beginning in 2019, it was appropriate to increase both the annual fixed cash retainer and the annual award of Common Stock paid to each non-employee from $52,500 to $55,000, for a total of $110,000.  The Committee also determined that the retainer for the Chair of the Compensation Committee be increased from $10,000 to $15,000 annually, the committee fees for the Audit Committee and Enterprise Risk Committee be increased from $4,000 to $7,500 and $5,000 annually, respectively, and that a committee fee of $6,000 and $2,500, annually, be established for members of the Compensation Committee and the Nominating and Corporate Governance Committees, respectively.  Following these increases, director, committee and Lead Independent Director compensation was generally between the 25th percentile and the median of compensation for similar positions at companies in our peer group.

Upon the recommendation of these changes by the Compensation Committee to the Board of Directors, our Board unanimously approved the changes to the compensation paid to our directors, effective as of January 1, 2019.

Director Stock Ownership Guidelines

We believe that each director should have a meaningful equity investment in our Company.  Our director stock ownership guidelines provide that directors are expected to own Common Stock equal in value to 3x the total annual base compensation for non-employee directors, or $330,000.  This amount is the equivalent of 6x the base annual cash retainer paid to our non-employee directors.  Directors are expected to acquire and maintain this share ownership threshold within five years of joining the Board of Directors.  All of our directors own a sufficient number of shares of Common Stock under our stock ownership guidelines, except for two of our newest directors who joined our Board in 2016 and 2017, respectively, and who are in the process of accumulating shares to comply with our stock ownership guidelines.  Br. James is exempt from our stock ownership guidelines because he does not accept any director compensation for serving on our Board.

2019 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes our executive compensation philosophy and program as established by our Compensation Committee.  Below is a roadmap to our Compensation Discussion and Analysis.

Executive Summary		PAGE
1	Certain Financial Information Presented on an Adjusted Basis Pay for Performance 2018 Overview Our Successes in 2018 and Total Stockholder Return 2018 CEO Pay Decisions and Program Updates Stockholder Say-on-Pay Vote in 2018	35

Our Executive Compensation Philosophy
2	Compensation Best Practices Compensation Procedures Peer Group	41

Performance
3	How We Measure Company Performance How We Measure Individual Performance Internal Pay Considerations	46

2018 Compensation Program
4	Components of Our Executive Compensation Program Base Salary Annual Cash Incentive Compensation Long-Term At-Risk Equity Compensation Retirement and Other Welfare Benefits Perquisites	48

Policies, Guidelines and Other Practices
5	Stock Ownership Guidelines Clawback, Anti-Pledging, Anti-Hedging and Other Policies Risk Assessment of Executive Compensation Program Tax Considerations Employment and Restrictive Covenant Agreements with Our Officers	57

34	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

1	Executive Summary

This Compensation Discussion and Analysis provides information and perspective regarding our 2018 executive compensation program and decisions for our executive officers generally and, more specifically, for our named executive officers identified below:

Name	Title
Michael L. Scudder	Chairman and Chief Executive Officer of the Company and First Midwest Bank
Mark G. Sander*	President and Chief Operating Officer of the Company and Vice Chairman, President and Chief Operating Officer of First Midwest Bank
Patrick S. Barrett	Executive Vice President and Chief Financial Officer of the Company and First Midwest Bank
Michael W. Jamieson	Executive Vice President and Director of Commercial Banking of First Midwest Bank
Thomas M. Prame	Executive Vice President and Director of Consumer Banking of First Midwest Bank

*Mr. Sander was promoted to President of the Company effective January 18, 2019.

We seek to align the interests of our executives with the interests of our stockholders.  As such, we believe it is important to incent and reward our executives for corporate and individual performance, with a clear emphasis on corporate performance.  We maintain a pay-for-performance environment with an executive compensation program having both short-term and long-term performance-based awards, including a significant equity component and compensation that is at-risk for our executives.

Our executive compensation program is designed to accomplish the following goals:

◆	Encourage the achievement of short- and long-term corporate financial objectives that create value for our stockholders.
◆	Align the interests of our executives with our stockholders.
◆	Attract and retain high-performing executives.

Our Compensation Committee also annually reviews, and discusses with its independent compensation consultant, the risks and rewards associated with each element of our executive compensation program to assure that the program does not encourage our executive officers to take excessive risks to enhance their compensation.

Certain Financial Information Presented on an Adjusted Basis

Our Compensation Discussion and Analysis contains references to certain financial information on an adjusted basis.  This information, as adjusted, excludes certain items, such as the effects of our acquisition and integration related expenses, implementation costs related to our Delivering Excellence initiative and other items.  We believe that presenting certain financial information in this manner assists stockholders in assessing the Company’s underlying operational performance since these items do not pertain to our core business operations, and their exclusion facilitates better comparability between periods and enhances comparability for peer comparison purposes.  For a reconciliation of the GAAP and non-GAAP financial measures discussed in this Compensation Discussion and Analysis, which include earnings, earnings per share, return on assets, return on average tangible common equity (RATCE) and net interest margin, in each case as adjusted to exclude certain items, see our Form 10‑K filed with the SEC on March 1, 2019.

2019 Proxy Statement	35

Compensation Discussion and Analysis

Pay-for-Performance

Consistent with our longstanding compensation practices, performance-based and at-risk cash and equity awards in 2018 constituted a significant portion of the compensation packages of our named executive officers.  In 2018, over 70% of the total direct compensation (base salary, annual cash incentive and long-term incentive) paid to our Chief Executive Officer and two-thirds of the total direct compensation paid to our President was at risk, through compensation that is either performance-based or tied to the value of our Common Stock.  This compensation mix places a greater emphasis on performance-based awards, which are only fully realized if the short- and long-term goals of the Company are achieved.  We continued our emphasis on performance-based awards in 2018, including having a significant portion of our CEO’s and President’s compensation tied to corporate performance.

Additionally, our short-term and long-term performance goals require the Company to achieve performance at our Board-approved budget in order for our executives to receive target payout levels and are in furtherance of strategic and operating objectives that we believe will create long-term value for our stockholders.  Our performance-based compensation programs are designed to be rigorous, as evidenced by the payouts under our annual cash incentive compensation program and performance shares program over the last three years:

	Payout
Program	2016	2017	2018
Annual Cash Incentive Compensation	111%	98%	100%
Performance Shares	78%	97%	92%

Our performance goals are centered around our business and financial plans, and we believe do not encourage our executive officers to take undue risks or imprudent actions in order to achieve these goals.

2018 Overview

Building on our momentum, 2018 was an exceptionally strong and productive year for our Company where we continued to execute on our strategy of building and maintaining the highest quality and engaged team, growing and diversifying our revenues through disciplined acquisitions and organic growth and managing business risk.  This strategy resulted in added scale and expertise to provide us with the resources and strategic flexibility to continue to grow profitably.

In 2018, we generated total revenues of $727 million and net income, adjusted, of $173 million, both of which were at record levels for our Company, and finished the year with assets of nearly $16 billion.  Underlying these strong financial results were solid organic growth, higher interest rates and the impact of lower taxes.  In addition, we completed or announced three strategic acquisitions in 2018 that, when completed, will add approximately $1.9 billion of assets and $800 million of assets under management.  We also began executing on our Delivering Excellence initiative that enhances an already superior client experience, improves the efficiency of our operations and creates capacity for growth through efficiencies of scale, with immediate recurring benefits being realized in 2018 that are expected to grow from approximately $20 million to nearly $30 million per year over the next three years.

During this year of growth and accomplishment, we continued to remain focused on our mission, vision and values that drive a culture that is centered on client needs, rooted in service excellence, invested in bettering our communities, focused on attracting top industry talent and influenced by technological change.  These provide significant momentum for future earnings growth and enhance our position as the premier Midwest-based commercial bank that is committed to helping our clients achieve financial success.  That commitment is at the core of all that we do.

Results for 2018 were impacted by certain significant items that skew our financial results, including acquisition and integration related expenses, implementation costs related to our Delivering Excellence initiative and certain tax benefits resulting from federal income tax reform.  We review our performance on an adjusted basis to exclude these items to properly assess our performance both standalone and relative to peers.  We expect to continue to

36	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

grow, both organically and through acquisitions, and will evaluate our named executive officers based on their ability to continue to enhance stockholder value and to execute on our corporate strategies.

Our Successes in 2018

Our compensation program is designed to encourage the achievement of corporate financial objectives that create value for our stockholders.  We select several corporate performance metrics against which to measure our success in achieving this goal.  The charts below illustrate our achievements in 2018 for net income, adjusted, and return on average tangible common equity (RATCE), adjusted.  These two metrics constitute critical components in the design of our compensation program and the impact of these results on our program are discussed more fulsomely later in this Compensation Discussion and Analysis.

Net Income, adjusted	RATCE, adjusted

77% Growth since 2016
$98M
$138M
$173M
2016
2017
2018

Organizationally, we achieved a number of additional successes in 2018, which are summarized below:

Earnings	Net Interest Income	Efficiency

⇧ 58%	⇧ 9%	58%

Generated earnings per share of $1.52 compared to $0.96 for 2017, an increase of 58%. Increased earnings per share, adjusted, almost 25% to $1.67 from $1.35 for 2017.	Expanded net interest income to $517 million, up 9% from 2017, and increased net interest margin, adjusted to 3.75%, up 16 bps from 2017.	Improved our efficiency ratio by 4% (or 222 bps) to 58% from 60% for 2017. For the fourth quarter of 2018, we achieved an efficiency ratio of 55%.

Total Assets	Average Deposits	Loans

$15.5 billion	⇧ 4%	⇧ 10%

Increased total assets to $15.5 billion at December 31, 2018, up 10% from the end of 2017 and 36% from 2016.	Grew average total deposits to $11.5 billion for the year ended December 31, 2018, an increase of 4% from 2017. Average core deposits continues to be strong at 83%.	Grew total loans to $11.4 billion at December 31, 2018, an increase of 10% from the end of 2017.

2019 Proxy Statement	37

Compensation Discussion and Analysis

Delivering Excellence	M&A Transactions

~$30 million in Annual Benefits by 2021	3 Transactions Completed or Pending

Dedicated significant time, effort and resources, including $16 million in capital, to our Delivering Excellence initiative, which leverages our colleagues, greater scale and investments in technology to provide an enhanced client experience and a more efficient platform for future growth.  Identified client-facing improvements and operational efficiencies that will result in a one-year earnback on our investments and grow to nearly $30 million in pre-tax annual benefits over the next three years.  For 2019, we expect to realize a benefit of approximately $0.17 per share from our initiatives.

Completed our acquisition and integration of NorStates Bank  ($600 million of assets) located in the northern Chicago suburbs.  Announced in late 2018 our acquisitions of Northern Oak Wealth Management, a registered investment adviser in Milwaukee, and Bridgeview Bank, with locations throughout Chicagoland.  Completed our acquisition of Northern Oak  ($800 million of assets under management) in January 2019 and expect to complete our acquisition of Bridgeview Bank  ($1.3 billion of assets) in the second quarter of 2019.  For 2019, we expect to realize a benefit of approximately $0.10 per share from these acquisitions, which is expected to grow to at least $0.16 per share in 2020.

◆         Return on Assets.  Achieved a return on average assets, adjusted of 1.17% as compared to 0.98% in 2017.

◆         Capital.  Maintained strong regulatory capital ratios, even with capital deployment for acquisition activity, and significantly above the requirement for a well-capitalized institution as defined by the Federal Reserve.  Common equity tier 1 capital to risk-weighted assets grew to 10.2% at December 31, 2018, an increase of over 50 bps from the end of 2017.  Total capital to risk-weighted assets grew to 12.6% from 12.2% at December 31, 2018.

◆         Loan Quality.  Maintained solid loan quality in 2018 with continued loan growth.  Non-performing loans to total loans decreased to 0.57% at December 31, 2018, an improvement of 16% compared to the end of 2017.

◆         Dividends.  Paid our 144th consecutive quarterly cash dividend in 2018.  With continued confidence in our Company and our business strategy, as well as our desire to return value to our stockholders, our Board of Directors increased our cash dividends to $0.45 per share in 2018, a 15% increase from 2017.

Continued Investment in our Communities

During 2018, we and our colleagues continued our support of many nonprofit organizations and the communities we serve through donations and volunteer hours.  We discuss this further under Corporate Governance at First Midwest—Our Long-Standing Commitment to Corporate Social Responsibility.

38	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Total Stockholder Return

In addition to our 2018 achievements noted above, we created long-term stockholder value over the last five years.  Below is our one-, three- and five-year total stockholder return as compared to our 2018 peer group and the KBW NASDAQ Regional Banking Index (the ^KRX, which includes the Company):

2018 CEO Pay Decisions and Program Updates

As described above, 2018 was a successful year for the Company, building on a strong 2017 to achieve continued growth while focusing on operating efficiency.  Our Compensation Committee reviewed target compensation for our Chief Executive Officer in the first quarter of 2018 and set target opportunities for the year with reference to CEO pay data among our peer group.  Based on an assessment of our CEO’s performance and continued importance in leading the Company, as well as an analysis of CEO compensation in our peer group, the Committee made the following decisions relating to CEO compensation for 2018:

◆	Continuation of base salary at $850,000.
◆	An increase to the target opportunity for the annual cash incentive award from 75% to 85% of base salary.
◆	An increase to the target opportunity for the performance share award from 100% to 110% of base salary.
◆	An increase to the target opportunity for the restricted stock award from 50% to 60% of base salary.

These actions increased the emphasis on performance-based compensation, link the majority of our CEO’s pay to long-term incentives and positioned his target total direct compensation slightly below the median of our peer group.

In the first quarter of 2019, actual performance for the 2018 annual cash incentive plan was determined to be 100% of target, resulting in a target payout for our CEO.  The 2016 performance shares (2016-2018 performance period) were earned at 92% of target based on our three-year return on average tangible common equity (RATCE), adjusted, and relative total stockholder return (TSR) performance.

2019 Proxy Statement	39

Compensation Discussion and Analysis

In June 2018, we entered into a new employment agreement with our Chief Executive Officer that provides for the continuation of his annual base salary then in effect, as well as his continued participation in our annual cash incentive and long-term incentive programs consistent with the target award levels for 2018 described above.  In January 2019, we also entered into a new employment agreement with our Chief Operating Officer that provides for his promotion to President of the Company and an increase in his annual base salary from $655,000 for 2018 to $675,000 commensurate with this increase in responsibilities, as well as continued participation in our annual cash incentive and long-term incentive programs consistent with the target award levels for 2018.  The new employment agreements with our CEO (as amended in January 2019) and President provide for the payment of certain enhanced severance benefits in the event of certain qualifying terminations, as discussed more fully under Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control.

The new employment agreements for our CEO and President are intended to recognize the substantial growth and increased profitability of our Company under their leadership.  At the same time that we entered into these new employment agreements, we also entered into new confidentiality and restrictive covenant agreements with our CEO and President.  These agreements continue to provide for enhanced confidentiality, non-solicitation and non-disparagement provisions and add non-competition provisions.  The restrictive covenants to which our CEO and President are subject are discussed more fully under Compensation Discussion and Analysis—Policies, Guidelines and Other Practices—Employment and Restrictive Covenant Agreements with Our Executive Officers.

For 2019, our Compensation Committee also approved certain updates to our annual cash incentive and long-term incentive programs, as follows:

◆

Annual Cash Incentive Program. Based on recommendations from management and concurrence from the Committee’s independent compensation consultant, our Compensation Committee selected net income, adjusted (weighted 80%), asset quality (weighted 10%) and execution on specified strategic initiatives (weighted 10%) as the performance metrics for 2019.  Net income, adjusted, and asset quality remain as metrics, while the addition of a strategic initiatives component is intended to incentivize the timely, successful completion of certain initiatives related to talent and colleague development, client experience, technology enhancement and risk mitigation programs and M&A activity that we believe are important to our continued success and achieving long-term top tier results.  The annual cash incentive compensation awards for our Chief Executive Officer and President continue to be based entirely on Company performance.

◆

Long-Term Incentive Program. Beginning with our 2019 performance share (2019-2021 performance period) and restricted stock awards, our Compensation Committee determined that these awards will vest (or, in the case of performance shares, be eligible to be earned and vest based on actual performance for the entire performance period) on a pro rata basis in the event a participant is terminated and eligible for severance benefits under the Company’s severance plans or his or her employment agreement.  The Committee recommended this pro rata treatment of awards in the event of a qualifying termination upon the advice of management, with concurrence from the Committee’s independent compensation consultant, and following a review of peer practices.

Stockholder Say-on-Pay Vote in 2018

Our Compensation Committee reviews the annual advisory vote by our stockholders on executive compensation when designing our executive compensation program and setting executive compensation levels.  With respect to compensation decisions in 2018 (and in 2019), the Compensation Committee considered the say-on-pay approval of 92% of the votes cast at our 2018 annual meeting of stockholders.

Although the Compensation Committee believes these vote results confirm that our stockholders are in agreement with our approach to executive compensation, the Compensation Committee annually evaluates our compensation program and our compensation disclosure practices in an effort to confirm that our pay and performance are aligned and that our compensation practices are clearly disclosed.

Our Compensation Committee intends to consider the vote results from this year, and future advisory votes, when determining the design and amounts provided under our executive compensation program.

40	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

2	Our Executive Compensation Philosophy

Our Compensation Committee, with input from our independent compensation consultant and management, has designed a compensation program that promotes a pay-for-performance environment intended to create stockholder value and encourage and reward the Company’s short-term and long-term financial success and the achievement of performance goals established by the Compensation Committee at the beginning of each performance period.  As such, a significant portion of the compensation of our executive officers (including our named executive officers) is at-risk compensation, with the amount of compensation that can be earned tied to the attainment of pre-determined performance goals and the long-term value of our Common Stock.  The Committee selects performance metrics that it believes are closely correlated to the creation of stockholder value and sets performance goals based on these metrics that it believes are of sufficient rigor.

2019 Proxy Statement	41

Compensation Discussion and Analysis

Our Compensation Committee also believes that our compensation program must be market-competitive to attract and retain skilled and motivated executives who can successfully grow and manage our business in an increasingly competitive and regulated environment.  Adherence to this philosophy forms the overall premise of our executive compensation program and is based on the compensation principles set forth below.

42	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Compensation Best Practices

The Compensation Committee considers various compensation and corporate governance best practices when making executive compensation decisions, including the following:

WHAT WE DO

√

Double Trigger Vesting of Equity Awards Upon a Change-in-Control
For awards in 2016 and going forward.  Accelerated vesting requires both a change-in-control of the Company and a qualifying termination of employment (termination without cause or resignation with good reason).

√	Double Trigger for Severance Upon a Change-in-Control Requires both a change-in-control of the Company and a qualifying termination of employment.

√	Capped Incentive Payouts Payouts under our annual cash incentive compensation and performance-based equity compensation programs are capped at 175% and 200% of target, respectively.

√

Clawback of Compensation
Employment agreements with our executive officers allow us to recover cash bonuses and other incentive compensation under certain circumstances.  Our 2018 Stock and Incentive Plan also includes clawback provisions.

√	Anti-Pledging and Anti-Hedging Policy Prohibits our executive officers and all other employees from pledging, hedging or selling short shares of our Common Stock.

√	Stock Ownership Guidelines Robust stock ownership guidelines for our executive officers further align their interests with our stockholders’ interests.

√

Independent Compensation Consultant
Our Compensation Committee regularly obtains advice from an independent compensation consultant on our executive compensation program and other executive compensation matters.

√	Minimum Vesting Periods Our equity awards have a period of not less than three years for full vesting to occur, subject to certain limited exceptions.

√	Compensation Risk Assessment Our Compensation Committee conducts, and discusses with its independent compensation consultant, an annual risk assessment of our executive compensation program.

√

Protective Covenants
Our executive officers must be a party to and comply with confidentiality, non-solicitation and, in the case of our Chief Executive Officer and our President, non-competition covenants as a condition to receiving equity and short-term cash incentive awards.

WHAT WE DON’T DO

x	No Excise Tax Gross-ups We do not pay our executives a tax gross-up in the event they incur an excise tax from severance benefits paid following a change-in-control.

x	No Dividends Paid on Equity Awards Prior to Vesting We do not pay dividends on performance shares or restricted stock awards before they are earned and vested.

x	No Share Recycling Neither our 2018 Stock and Incentive Plan, nor the predecessor Omnibus Stock and Incentive Plan, permits recycling of shares.

x	No Excessive Perquisites Perquisites represent an immaterial portion of our executive compensation.

x

No Stock Option Repricing
Both our 2018 Stock and Incentive Plan and the predecessor Omnibus Stock and Incentive Plan prohibit repricing of stock options and stock appreciation rights, as well as cash buyouts or exchanges of underwater stock options, without stockholder approval.

2019 Proxy Statement	43

Compensation Discussion and Analysis

Compensation Procedures

Set forth below are the compensation procedures followed each year by the Compensation Committee, our compensation consultant and management.

  Subject to approval of our Board of Directors, the Compensation Committee reviews and approves the principal elements and amounts of compensation paid to our Chief Executive Officer, Chief Operating Officer and other executive officers.

  Our Compensation Committee reviews the Chief Executive Officer’s performance and considers the recommendations of the Chief Executive Officer when determining compensation for our Chief Operating Officer and other executive officers other than himself.

  Our Compensation Committee considers information provided by its compensation consultant and management and obtained from publicly available information about the companies in our peer group.

  Our Chief Executive Officer and Chief Operating Officer review the performance of their respective direct reports and each determine the individual performance ratings of these executives for the year.

  Individual performance ratings impact the amount of annual cash incentive compensation earned by, and the restricted stock awards granted to, our executive officers other than our Chief Executive Officer and Chief Operating Officer, whose performance is based solely on the Company’s performance.

  CAP assists our Compensation Committee with executive compensation program design, ongoing review of our executive compensation program and the amounts and mix of cash, equity and incentive compensation to be paid to our executive officers.

  CAP also provides analysis of the compensation practices of companies in our peer group and in our market area, assessment of the market competitiveness of our executive compensation program, say-on-pay analysis and peer group composition.

  CAP participates in Compensation Committee meetings on request, regularly provides input for Committee meetings and attended [__] meeting[s] in 2017.  Members of our Compensation Committee also consult with CAP outside of Committee meetings.

  Our Compensation Committee assesses CAP’s independence each year and concluded that CAP is independent under applicable rules of the NASDAQ Stock Market.

◆   Our Compensation Committee reviews and approves our executive compensation philosophy.

◆   Our Compensation Committee considers information provided by its independent compensation consultant, Compensation Advisory Partners LLC (“CAP”), and management, as well as obtained from publicly available information about the companies in our peer group.

◆   Subject to approval of our Board of Directors, the Compensation Committee reviews and recommends the principal elements and amounts of compensation paid to our Chief Executive Officer, President and other executive officers.

◆   Our Compensation Committee reviews the Chief Executive Officer’s performance and considers the recommendations of the Chief Executive Officer when determining compensation for our President and other executive officers other than himself.

◆   Our Compensation Committee assesses CAP’s independence each year and concluded that CAP is independent under applicable rules of the NASDAQ Stock Market.

◆   Our Compensation Committee retained CAP to serve as its independent compensation consultant for 2018.  CAP reports directly to the Compensation Committee.

◆   CAP assists our Compensation Committee with executive compensation program design, ongoing review of our executive compensation program and the amounts and mix of cash, equity and incentive compensation to be paid to our executive officers.

◆   CAP also provides analysis of the compensation practices of companies in our peer group and in our market area, assessment of the market competitiveness of our executive compensation program, say-on-pay analysis and peer group composition recommendations.

◆   CAP participates in Compensation Committee meetings on request, regularly provides input for Committee meetings and attended all Committee meetings in 2018.  Members of our Compensation Committee also consult with CAP outside of Committee meetings.

◆   Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation for our President and other executive officers.

◆   Our Chief Executive Officer and President review the performance of the Company and their respective direct reports and each determines the individual performance ratings of these executives for the year, subject to review by the Compensation Committee.

◆   Individual performance ratings impact the amount of annual cash incentive compensation earned by our executive officers other than our Chief Executive Officer and President, whose performance is based solely on the Company’s performance.  Individual performance ratings also impact the restricted stock awards granted to our executive officers other than our CEO.

44	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Peer Group

Our Compensation Committee reviews publicly-available information about a group of regional bank holding companies whose size, business lines or geographical markets are generally similar to ours and with whom we may compete for executive talent.  We refer to these institutions as our peer group.

Our Compensation Committee uses peer information as one of several factors when evaluating and setting the elements and amounts of the compensation paid to our named executive officers.  The Committee considers peer group and other available data, including market surveys, as a competitive market check when establishing the compensation of our named executive officers.  The Committee strives to set compensation at approximately the median for comparable officers of the peer group.

Our peer group is developed with input from our independent compensation consultant and management, and is approved annually by the Compensation Committee.  The peer group may be changed from year-to-year if a company in the peer group has been acquired or if a peer company’s size, business mix or other factors have changed such that the Compensation Committee believes that a particular company no longer continues to be representative of the peer group or the Company.  For 2018, our peer group consisted of the following 18 companies:

Name of Institution
BancorpSouth Bank (Tupelo, MS)
Chemical Financial Corporation (Detroit, MI)
F.N.B. Corporation (Pittsburgh, PA)
Fulton Financial Corporation (Lancaster, PA)
Great Western Bancorp, Inc. (Sioux Falls, SD)
Hancock Whitney Corporation (Gulfport, MS)
IBERIABANK Corporation (Lafayette, LA)
MB Financial, Inc. (Chicago, IL)
Old National Bancorp (Evansville, IN)
Sterling Bancorp (Montebello, NY)
TCF Financial Corporation (Wayzata, MN)
Texas Capital Bancshares, Inc. (Dallas, TX)
Trustmark Corporation (Jackson, MS)
UMB Financial Corporation (Kansas City, MO)
United Bankshares, Inc. (Charleston, WV)
Valley National Bancorp (Wayne, NJ)
Western Alliance Bancorporation (Phoenix, AZ)
Wintrust Financial Corporation (Rosemont, IL)

Several institutions in our peer group for 2018 are or have been subject to M&A activity.  As a result, our Compensation Committee expects to re-evaluate the peer group during 2019.

2019 Proxy Statement	45

Compensation Discussion and Analysis

3	Performance

How We Measure Company Performance

At the beginning of the year, management recommends to our Compensation Committee, and the Committee, following discussions with its independent compensation consultant, approves and recommends to our Board of Directors for approval, corporate-wide financial performance goals against which actual performance of the Company is measured for our annual cash incentive compensation program and our performance share awards.

The primary metric for our annual cash incentive program has historically been an earnings-based performance metric.  In 2018, net income, adjusted, was weighted at 90% of the short-term cash incentive award opportunity, with asset quality (level of non-performing assets and classified loans) weighted at 10%.  Payouts of short-term incentive compensation are made only if threshold financial performance is attained and are based on the degree to which the corporate performance goals are achieved.  This amount may be increased for individual executive officers (other than our Chief Executive Officer and President) based on their individual performance ratings.

For our 2019 annual cash incentive program, the Compensation Committee determined to use net income, adjusted (weighted at 80%), asset quality (weighted at 10%) and execution on specified strategic initiatives (weighted at 10%) as the performance metrics.

For the performance share component of our executive compensation program, we have historically used an external metric (relative TSR) and an internal metric (RATCE, adjusted) and weighted these metrics equally at 50% each.  In 2018 (2018‑2020 performance period), our Compensation Committee again selected, and our Board of Directors approved, relative TSR and RATCE, adjusted, weighted equally, as the performance metrics for our performance share awards.  With regard to the external metric, the Company’s TSR during a three-year performance period will be compared to the TSR of our peer group for the same period.  With respect to the internal metric, the Company’s RATCE, adjusted, over a three-year performance period will be measured against predetermined RATCE goals for each year of the performance period.

Beginning with the 2018 awards, performance shares may be earned based on the level that the metrics are achieved and, if earned, the shares will vest in full on the March 15th following the Committee’s certification of the Company’s performance relative to the performance goals for that three-year performance period.  For performance share awards granted in 2017 and earlier years, the earned awards will vest in full after an additional two-year period following the completion of the three-year performance period.  The Compensation Committee updated the vesting requirements for performance shares beginning in 2018 based upon market prevalence and a recommendation from our independent compensation consultant.  We do not pay dividends on performance shares before they are earned and vested.

For our 2019 performance share awards (2019‑2021 performance period) granted in February 2019, the Compensation Committee again determined to use relative TSR and RATCE, adjusted, weighted equally, as the performance metrics.

The Compensation Committee must certify the level of achievement of the performance goals for both annual cash incentive compensation and performance share awards before the awards may be earned.  Over the past three years, our annual cash incentive compensation and performance share programs have paid out between 78% and 111% of target, demonstrating the rigor of our performance-based compensation programs.

How We Measure Individual Performance

In 2018, a portion of the annual cash incentive compensation awards that could be earned by our named executive officers, other than our Chief Executive Officer and President, was tied to each officer’s individual

46	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

performance rating for the year and a percentage of base salary.  Additionally, the number of shares of restricted stock awarded to our named executive officers, other than our Chief Executive Officer, was based on the officer’s individual performance rating and a percentage of the officer’s base salary.  The annual cash incentive compensation awards for our Chief Executive Officer and President are based entirely on Company performance.  The annual restricted stock award for our Chief Executive Officer is based solely on a percentage of his base salary.

The determination of a named executive officer’s individual performance rating is based on actions taken or results achieved by the executive and how these actions and results impacted overall corporate performance and achievement of the corporate financial goals under our annual cash incentive compensation and performance share programs, as well as specific individual goals established for the executive at the beginning of the year.  A subjective assessment of an executive officer’s leadership and other contributions to the Company also may be factored into his or her individual performance rating.  Our Chief Executive Officer and President annually review the performance of their respective direct reports, and our CEO and President each determine the individual performance ratings of these executives for a particular year, subject to review by the Compensation Committee.

Internal Pay Considerations

Our Compensation Committee believes that our executive compensation programs must be internally consistent and equitable in order for the Company to be able to attract and retain the executive officers necessary to achieve our business and financial objectives and to create a cohesive team atmosphere within the Company.  As such, the Committee reviews total compensation and various elements of compensation paid to our Chief Executive Officer in relation to our President and to our other named executive officers as a group, as well as the compensation of our CEO as compared to the executive officers at the companies in our peer group.  The Committee uses this information as another point of reference in its compensation decisions.

2019 Proxy Statement	47

Compensation Discussion and Analysis

4	2018 Compensation Program

The Compensation Committee approves, subject to approval by our full Board of Directors, the compensation of our Chief Executive Officer and other named executive officers each year.  In determining the compensation of our named executive officers other than our Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer and, with respect to his direct reports, the President.  The Committee also considers guidance from its independent compensation consultant.  Compensation is determined based on a consideration of overall corporate financial performance relative to financial objectives (with emphasis on the performance metrics used for our annual cash incentive compensation program and our performance share awards) and each named executive officer’s individual performance, market factors and our views regarding a named executive officer’s scope of job responsibilities, demonstrated leadership abilities and management experience and effectiveness.

Components of Our Executive Compensation Program

Base Salary
1
Performance-Based
Annual Cash Incentive
Compensation
2
Restricted Stock
4
3
Performance Shares

48	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

When setting the total compensation opportunity for our named executive officers, our Compensation Committee uses data available from various sources, including peer group information, publicly available data and advice from its compensation consultant.  We also consider other relevant factors, such as Company and individual performance, internal equity and our compensation philosophy.

We reflect at-risk compensation below as compensation that must be earned on the basis of achievement of performance goals (annual cash incentive and performance shares) or that has a future value based on the performance of our Common Stock (restricted stock).  In 2018, the percentages of each element of total direct compensation paid to our Chief Executive Officer and President were as follows:

Base Salary

We pay our named executive officers a base salary as part of a competitive compensation package.  Base salary is not directly subject to the achievement of any corporate or individual performance goals.  In setting base salary levels, we consider a range of data, including the median base salary paid for positions of similar responsibility at the companies in our peer group as well as the executive’s performance and level of responsibility.

Annually, our Chief Executive Officer recommends to the Compensation Committee changes in base salaries for our named executive officers, other than himself.  Chief Executive Officer pay is set directly by the Compensation Committee, and the base salaries of all named executive officers, including the Chief Executive Officer, are approved by our Compensation Committee and our Board of Directors.

Annual Cash Incentive Compensation

Our annual cash incentive compensation program is a performance-based program with one-year pre-established performance goals and is our vehicle for awarding annual cash bonuses to our named executive officers and other eligible employees.  Executives may earn an incentive cash bonus only upon the achievement of corporate financial goals approved by the Compensation Committee and the Board of Directors.  The goals are approved at the beginning of the fiscal year based on the Company’s Board-approved budget for the year.  The amount of the bonus is determined based on the level of achievement that the Company attains with respect to these corporate financial goals and a percentage of the executive’s base salary, as adjusted upward or downward depending upon the executive’s individual performance rating for the year, other than for our Chief Executive Officer and President, whose bonus is based entirely on Company performance.  The annual cash incentive element of our compensation

2019 Proxy Statement	49

Compensation Discussion and Analysis

program encourages our executives to attain corporate financial performance goals that the Compensation Committee believes are consistent with the strategies established for the Company.

Cash bonus opportunities under our annual cash incentive compensation program are awarded under our stockholder-approved 2018 Stock and Incentive Plan, which succeeded our Omnibus Stockholder Incentive Plan following stockholder approval at our 2018 annual meeting.  Threshold performance for at least the net income, adjusted, corporate performance goal must be achieved in order for cash bonuses to be earned and paid.

◆

Company Performance. Annually, the Compensation Committee selects the corporate financial performance goals for the fiscal year and the weighting for the goals selected.  Awards for our named executive officers and our other executive officers are weighted more toward Company financial performance than individual performance.

◆

Individual Performance. Individual performance is based on the achievement of objectives that were established for our named executive officers at the beginning of the year and that contribute to the strategic, operational or financial performance of the Company.  An annual evaluation of each named executive officer’s performance results in an individual performance rating for the officer for the year.  However, with respect to our Chief Executive Officer and our President, their annual cash incentive award is based entirely on Company performance.

Base Salary ($)	x	Target Annual Cash Incentive Opportunity (% of Salary)	x	Company Performance (weighted)	+	Individual Performance (weighted)	=	Annual Cash Incentive Award ($)

The allocation between Company performance and individual performance, and the target award expressed as a percentage of base salary, for our named executive officers in 2018 were as follows:

	Target Bonus Opportunity	Performance Weighting
	(Expressed as a	Company	Individual
Named Executive Officer	Percentage of Base Salary)	Performance	Performance
Michael L. Scudder	85%	100%	—%
Mark G. Sander	65%	100%	—%
Patrick S. Barrett	50%	75%	25%
Michael W. Jamieson	50%	75%	25%
Thomas M. Prame	40%	70%	30%

50	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

For 2018, the Compensation Committee selected two corporate performance metrics for our annual cash incentive compensation program, as follows:

Metric	Weight	Description	Purpose
Net Income, adjusted	90%

Net income excluding non-recurring items, such as gains or losses on securities, acquisition and integration related expenses, implementation costs associated with Delivering Excellence and costs associated with other significant items approved by the Compensation Committee

Encourages executive management to continue to focus on our current operating performance; this metric also is frequently used to assess short-term corporate performance by stockholders and the investment community

Asset Quality	10%	Non-performing assets and classified loans, excluding accruing troubled debt restructurings	Reflects the importance and continued emphasis on maintaining a high quality credit portfolio

The Compensation Committee utilized annual cash incentive compensation in 2018 in furtherance of the following strategic priorities:

◆	Emphasize core profitability of the Company.
◆	Continue to profitably increase our loans and diversify our loan portfolio.
◆	Grow deposits, and maintain our strong core deposit base and low cost of funds.
◆	Continue to diversify our revenues by increasing fee-based revenues.
◆	Balance investment in our business against risk.
◆	Continued emphasis on our strong credit quality.
◆	Control expenses while funding strategic initiatives, such as additional investment in digital delivery channels.

The range of performance and possible payout (as a percentage of base salary) for each metric were as follows:

	Performance Range
Metric	Threshold		Target		Maximum
Net Income, adjusted	$140	million	$175	million	$210	million
Payout (% of Target)	50%		100%		175%

Asset Quality	$400 - $435	million	$335 - $365	million	<$305	million
Payout (% of Target)	50%		100%		150%

2019 Proxy Statement	51

Compensation Discussion and Analysis

The calculation of the payouts for 2018 allocated to Company performance under our annual cash incentive program for all participants, including our named executive officers, was determined as follows (including certain adjustments to net income in accordance with our annual cash incentive program):

	2018 Actual		Payout as a		Weighted Payout
Performance Goal	Performance		Percentage of Target	Weighting	Percentage
Net Income, adjusted	$181.0	million	105.0%	90%	95.0%
Asset Quality	$416.0	million	50.0%	10%	5.0%
Total Percentage Earned					100.0%

The Company achieved 105% of target with respect to the net income, adjusted, performance goal by exceeding a rigorous net income target for 2018.  The Company achieved threshold performance with respect to the asset quality goal, which was aggressively established based on strong asset quality results for 2017 when we achieved maximum performance at $353 million.  We believe our asset quality results were favorable in 2018, particularly given our growth in loans for the year.

Based on the Company’s performance and, for those named executive officers other than our CEO and President, the individual performance rating of each named executive officer, the Compensation Committee approved the following cash bonus awards under our annual cash incentive compensation program for 2018:

For 2019, the Compensation Committee determined to use net income, adjusted, asset quality and execution on specified strategic initiatives as the performance metrics for our annual cash incentive compensation program.  Additionally, individual performance for executive officers (other than our CEO and President) will be applied as a modifier to corporate performance to better align outcomes to overall company performance.

Long-Term At-Risk Equity Compensation

Our Compensation Committee believes that a significant portion of each named executive officer’s compensation should consist of at-risk equity awards in the form of performance shares and restricted stock.  The value of these at-risk equity awards is based on the Company’s achievement of financial objectives or the performance of our Common Stock.  As such, we further align the interests of our executive management with our stockholders, link pay with performance and enhance the retention of our senior officers.  These awards incent forward-looking and sustained corporate performance together with balanced risk-taking.  Long-term equity awards were made in 2018

52	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

under our stockholder-approved Omnibus Stock and Incentive Plan, which was replaced by our 2018 Stock and Incentive Plan following stockholder approval at our 2018 annual meeting.

Performance-Based Equity Compensation. In 2018, our named executive officers were awarded performance shares that may be earned based on the Company’s level of performance over a three-year period.  If the performance goals are achieved, the performance shares would be earned.  Once earned, performance shares vest in full on the March 15th immediately following the end of the performance period, assuming continued employment with the Company during this entire period.  We accrue cash dividends that otherwise would be paid on the performance shares, but the accrued, unpaid dividends are not paid to the named executive officer unless and until the underlying performance shares are earned and subsequently vest.

The number of performance shares granted is based upon a percentage of the base salary of each officer eligible to receive performance shares, with the percentage based on the officer’s level of responsibility at the Company.  The determination of the number of performance shares earned for each participant is based solely upon the Company achieving certain corporate financial performance goals approved by the Compensation Committee and the Board of Directors without reference to individual performance ratings.

Base Salary ($)	x	Target Performance Share Award Opportunity (% of Salary)	x	Relative TSR (weighted 50%)	+	RATCE, adjusted (weighted 50%)	=	Earned Performance Shares (#)

Based upon a review of peer practices and input from management and the Compensation Committee’s independent compensation consultant, our Compensation Committee selected both external and internal performance metrics for our 2018 performance share program (2018-2020 performance period), with each metric weighted equally at 50%.  For the external metric, the Compensation Committee selected TSR relative to the Company’s peer group.  For the internal metric, the Compensation Committee chose RATCE, adjusted, of the Company relative to the Board-approved budget.

Our Compensation Committee selected these metrics to encourage our named executive officers to pursue corporate strategies that will enhance long-term stockholder value and build the value of our Common Stock while at the same time deploying our capital prudently.  The Compensation Committee also believed that comparing our TSR to an external metric would reward superior company performance relative to our peer group.  These awards are designed to encourage executives to increase the value of our Common Stock within acceptable risk tolerances, with the value of the awards increasing as the value of our stock increases.

For purposes of the external metric, the TSR of the Company and the peer group is calculated for a three-year performance period.  Performance shares are earned based on the TSR of the Company, ranked against the TSR of the companies within our peer group.  TSR is defined as the price appreciation on our Common Stock and the common stock of each company in the peer group during the relevant three-year performance period, plus dividends and distributions made or declared (assuming the dividends or distributions are reinvested in our Common Stock and each peer group company’s common stock during that period), expressed as a percentage return.

For the internal metric, the Company’s RATCE, adjusted, for the three-year period is calculated and compared to predetermined RATCE goals for each year of the performance period.  The goals for each year are based on the Company’s Board-approved budget and are established and approved by the Compensation Committee at the beginning of each year.  The target goal for RACTE, adjusted, was set at 15.02% for 2018, up from 13.20% for 2017.  For 2018, we achieved actual RATCE, adjusted, of 15.40% as compared to 12.54% for 2017.

2019 Proxy Statement	53

Compensation Discussion and Analysis

Our Compensation Committee awarded performance shares in 2018 in furtherance of the following strategic objectives:

◆	Emphasize the Company’s long-term strategies and growth objectives.
◆	Encourage achievement of business goals that will enhance the long-term value of our Common Stock and increase the value of our Common Stock.
◆	Create a long-term focus based on sustainable results.
◆	Link pay with corporate performance.
◆	Provide additional stock ownership opportunities for our named executive officers, which further align the interests of our named executive officers with those of our stockholders.
◆	Foster retention of our named executive officers and avoid management turnover.
◆	Discourage our named executive officers from taking excessive or imprudent risks to enhance their compensation.

In February 2018, our Compensation Committee granted performance share award opportunities to our named executive officers as follows:

		Number of Performance
	Target Performance Share	Shares Awarded for	Grant Date Fair Value of
	Award Opportunity	2018‑2020 Performance	Performance Share Award
	(Expressed as a Percentage	Period (Based on Target	Opportunity (Based on
Named Executive Officer	of Base Salary)	Award Level)	Target Award Level)
Michael L. Scudder	100%	34,061	$890,952
Mark G. Sander	70%	18,373	480,593
Patrick S. Barrett	40%	8,463	221,372
Michael W. Jamieson	40%	7,165	187,420
Thomas M. Prame	30%	4,274	111,797

Conclusion of 2016-2018 Performance Period. In 2016, our named executive officers (other than Messrs. Barrett and Jamieson, who had not yet joined the Company) were awarded performance shares subject to a three-year performance period that concluded on December 31, 2018.  Earned awards are subject to vesting one-third on each of March 15, 2019, 2020 and 2021.  As with the performance shares awarded in February 2018, the performance metrics applicable to the performance shares awarded in 2016 were TSR relative to the Company’s peer group and the Company’s RATCE, adjusted, relative to budget, each weighted at 50%.  The range of performance and possible payout for each metric were as follows:

	Relative TSR
	Threshold	Target	Maximum
Percentile	25th	50th	90th
Payout (% of Target)	25%	100%	200%

	RATCE, adjusted
	Year	Threshold	Target	Maximum
RATCE, adjusted	2016	10.06%	11.18%	11.74%
	2017	11.88%	13.20%	13.86%
	2018	13.52%	15.02%	15.77%
Payout (% of Target)*		25%	100%	200%

*At the end of the performance period, the actual performance for each year is averaged to determine the final payout as a percentage of target.

54	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

In February 2019, based on the Company’s performance during the 2016‑2018 performance period, our Compensation Committee certified the Company’s performance applicable to the 2016 performance shares as follows (including certain adjustments to RATCE in accordance with our performance share program):

			Payout as a	Weighted
		2016-2018 Actual	Percentage	Payout
Performance Goal		Performance	of Target	Percentage
Relative TSR (50%)		36th Percentile	59%	30%
RATCE, adjusted (50%)	2016	11.56%	159%
	2017	12.54%	63%
	2018	15.40%	150%
	3-Year Average		124%	62%
Total Percentage Earned				92%

Accordingly, subject to applicable vesting provisions, as described above, our named executive officers will earn their 2016 performance share awards (2016-2018 performance period) as follows:

2016 Performance Share Awards
31,843
29,136
21,265
19,458
3,808
3,484
Scudder
Sander
Prame
Shares at Target
Shares Actually Earned

Messrs. Barrett and Jamieson were not employees of the Company at the time the 2016 performance share awards were granted and, as such, are not reflected in this table.

Restricted Stock Awards. In 2018, our executive officers were awarded restricted stock or restricted stock units that fully vest over a three-year period in equal installments on the second and third anniversaries of the grant date, assuming continued employment with the Company.  Executives who have attained, or will attain during the vesting cycle, the age of 65 receive restricted stock units.  All of our named executive officers received restricted stock in 2018.

2019 Proxy Statement	55

Compensation Discussion and Analysis

The number of shares of restricted stock awarded in a given year is determined based on a percentage of the named executive officer’s base salary, and then is adjusted upward or downward depending upon the officer’s individual performance rating for the year, other than for awards to our Chief Executive Officer as to whom individual performance is not considered.

Base Salary ($)	x	Restricted Stock Award Opportunity (% of Salary)	x	Individual Performance (upward or downward)	=	Shares of Restricted Stock (#)

We accrue cash dividends that otherwise would be paid on the restricted stock, but the accrued, unpaid dividends on the unvested shares are not paid to the named executive officer unless the underlying shares vest.

In 2018, our Compensation Committee granted restricted stock award opportunities to our named executive officers as follows:

	Restricted Stock
	Award Opportunity
	(Expressed as a	Number of Shares of	Grant Date Fair Value
	Percentage of	Restricted Stock	of Shares of Restricted
Named Executive Officer	Base Salary)	Granted	Stock Granted
Michael L. Scudder	50%	17,031	$425,009
Mark G. Sander	50%	13,780	343,880
Patrick S. Barrett	40%	9,310	232,331
Michael W. Jamieson	40%	7,523	187,736
Thomas M. Prame	40%	5,983	149,306

Retirement and Other Welfare Benefits

We provide our named executive officers with retirement, health, life and disability insurance and other welfare benefits under plans that are generally available to all employees of the Company who meet plan eligibility requirements.  Our retirement plans constitute our 401(k) Plan, Deferred Compensation Plan and Pension Plan.  Executive officers are eligible to participate in these plans on the same basis as other employees in accordance with the terms of the plans.

Under the 401(k) Plan, the Company makes an annual contribution equal to 2% of an employee’s total compensation (subject to a six-year vesting schedule) on behalf of all eligible employees and a matching contribution equal to 100% of an employee’s first 3% of pre-tax contributions and 50% of the employee’s next 2% of pre-tax contributions.

Our Deferred Compensation Plan allows certain employees to elect to defer a portion of their base salaries and annual cash incentive compensation and also allows us to provide make-up benefits to our executive officers for any reduction in benefits under our 401(k) Plan due to limitations on contributions to the plan imposed by the Internal Revenue Code.

Eligibility to participate in our noncontributory tax-qualified defined benefit pension plan was frozen in 2007.  Benefit accruals under the Pension Plan were frozen effective as of January 1, 2014 and no additional benefits will accrue to participants after that date, including for Mr. Scudder, who is the only named executive officer who participates in the plan.  Less than 25% of our employees participate in the Pension Plan.

56	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Perquisites

We provide limited perquisites to our named executive officers, which the Compensation Committee believes are reasonable and within competitive practices.

These perquisites include a vehicle policy that provides a car allowance to our named executive officers, other than our Chief Executive Officer, who receives Company-provided automobile transportation for business purposes in lieu of a car allowance.  We provide a mobile telephone stipend to our named executive officers, reimburse them for various subscriptions and industry, trade and professional organization dues and also reimburse certain of them for a portion of country club dues, which memberships are used to promote the business interests of the Company.  For our Chief Executive Officer, we also provide security and financial planning services.

5	Policies, Guidelines and Other Practices

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers.  The purpose of these guidelines is to further align the interests of our management team and our stockholders.  We believe our stock ownership guidelines are significant and reinforce our desire for executives to retain a meaningful portion of equity.  The guidelines for our named executive officers are as follows:

Position	Stock Ownership Guidelines
Chief Executive Officer	5x base salary
Chief Operating Officer	3x base salary
Chief Financial Officer	2x base salary
Other Named Executive Officers	2x base salary

Our named executive officers have met these guidelines, other than Messrs. Barrett and Jamieson who joined the Company in 2017 and 2016, respectively, and are in the process of accumulating shares to comply with our stock ownership guidelines.  For purposes of the guidelines, we include shares owned directly or indirectly by the executive and his spouse and minor children and unvested restricted stock.

Clawback, Anti-Pledging, Anti-Hedging and Other Policies

We have clawback provisions in the employment agreements with our named executive officers that allow us to recover cash bonuses and other incentive compensation under certain circumstances.  Our 2018 Stock and Incentive Plan also includes clawback provisions.  Additionally, we have a policy that prohibits our employees, including our named executive officers, from pledging or hedging our Common Stock or engaging in short sales and other short-term, speculative trading in our Common Stock.

Risk Assessment of Executive Compensation Program

Each year, our Chief Risk Officer performs an executive compensation program risk assessment and presents the assessment results to the Compensation Committee.  The Committee reviews the results and discusses the risk assessment with its independent compensation consultant.  This risk assessment allows our Compensation Committee to confirm that our executive compensation program is designed such that executive officers are not

2019 Proxy Statement	57

Compensation Discussion and Analysis

encouraged to take excessive or imprudent risks to enhance their compensation.  As part of its risk assessment process in 2018, the Compensation Committee confirmed the following:

◆	The risks associated with the Company’s compensation plans for all employees are appropriately identified and managed by the Company.
◆	The Company’s compensation plans for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company as a whole.
◆	The Company’s incentive compensation policies do not undermine the safety and soundness of the Company by encouraging employees to take imprudent risks.
◆	The Company’s compensation plans for all employees are compatible with effective internal controls and risk management, and are supported by strong and effective corporate governance practices.

Tax Considerations

As a result of the December 2017 enactment of the Tax Cuts and Jobs Act of 2017, Section 162(m) of the Internal Revenue Code was amended, effective January 1, 2018, to limit the ability of public companies to deduct for federal income tax purposes compensation in excess of $1 million paid to any individual who is (or after 2016 was) the chief executive officer or other named executive officer of the company, except for certain grandfathered amounts.  Prior to amendment by the Tax Cuts and Jobs Act, this deduction limitation did not apply to amounts that qualified as performance-based compensation, and we typically structured our annual cash incentive compensation and performance share awards to qualify as performance-based compensation under Section 162(m).  Our Compensation Committee determines the compensation of our executive officers consistent with its compensation philosophy, which promotes a pay-for-performance environment intended to create stockholder value, and believes the benefit of this approach outweighs deductibility limitations.  As a result, the Compensation Committee will continue to have the discretion to approve compensation although its deductibility may be limited.

Employment and Restrictive Covenant Agreements with Our Executive Officers

We have entered into employment agreements with our senior management, including our named executive officers.  The Compensation Committee has determined that the terms of the agreements are consistent with competitive practices and are important to attracting and retaining high caliber executive talent.  The agreements describe the executive’s position, compensation and benefits, including severance payments in the event of a termination of employment.  The agreements also impose confidentiality, non-solicitation and non-disparagement obligations on the executive.  In the event of a termination of employment by the Company without cause or by the executive officer for good reason prior to or following a change-in-control of the Company, severance benefits are triggered.  Certain aspects of these agreements for our named executive officers are detailed in the tables and narrative following this Compensation Discussion and Analysis.

The employment agreements do not provide for walk-away rights upon a change-in-control or any tax gross-up payments relating to severance benefits following a change-in-control.  In addition, our named executive officers are bound by Confidentiality and Restrictive Covenant Agreements.  Each of our named executive officers is subject to confidentiality, non-disparagement and non-solicitation covenants.  The duty to maintain the confidentiality of the Company’s confidential information generally continues indefinitely, the non-disparagement covenants apply for two years after termination of employment for Messrs. Scudder and Sander and one year after termination for our other executive officers and the non-solicitation covenants apply for two years after termination of employment for Mr. Scudder, eighteen months after termination (subject to extension to two years if termination occurs in connection with or following a change-in-control) for Mr. Sander and one year after termination for our other executive officers.  Additionally, Messrs. Scudder and Sander are subject to non-competition provisions, which apply for two years after termination of employment for Mr. Scudder and one year after termination (subject to extension to two years if termination occurs in connection with or following a change-in-control) for Mr. Sander.

58	First Midwest Bancorp, Inc.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement.  Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Barbara A. Boigegrain (Chair)	Br. James Gaffney, FSC
Kathryn J. Hayley	Peter J. Henseler
Ellen A. Rudnick
Members, Compensation Committee

2019 Proxy Statement	59

EXECUTIVE COMPENSATION TABLES

2018 Summary Compensation Table

The table and explanatory notes below summarize the total compensation for the years 2018, 2017 and 2016 paid to or earned by our named executive officers other than Messrs. Barrett and Jamieson, who were not named executive officers in 2016.  The information relating to Messrs. Barrett and Jamieson for 2016 has been omitted in accordance with SEC rules.

						Change in
						Pension
						Value and
						Non-qualified
					Non-Equity	Deferred
Name and				Stock	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total
Michael L. Scudder	2018	$850,000	$—	$1,391,224	$722,500	$226,790	$249,063	$3,439,577
Chairman and Chief	2017	846,000	—	1,515,354	624,750	272,472	131,571	3,390,147
Executive Officer	2016	824,307	50,000	1,088,685	542,307	153,763	146,311	2,805,373
Mark G. Sander	2018	$655,000	$—	$872,035	$425,750	$105,997	$133,372	$2,192,154
President and Chief	2017	645,941	—	900,037	417,235	72,150	93,403	2,128,766
Operating Officer	2016	596,325	35,000	753,495	344,198	32,359	80,398	1,841,775
Patrick S. Barrett	2018	$526,769	$—	$487,086	$273,900	$5,246	$407,495	$1,700,496
EVP and Chief	2017	504,000	485,000	1,609,524	262,200	2,534	118,808	2,982,066
Financial Officer
Michael W. Jamieson	2018	$445,923	$—	$388,054	$234,675	$14,481	$59,347	$1,142,480
EVP and Director,	2017	439,231	—	347,236	176,176	1,427	64,418	1,028,488
Commercial Banking,
First Midwest Bank
Thomas M. Prame	2018	$354,654	$—	$274,292	$150,732	$2,690	$37,759	$820,127
EVP and Director,	2017	345,430	—	296,026	140,140	1,947	32,565	816,108
Consumer Banking,	2016	320,436	12,500	211,604	144,567	1,585	32,522	723,214
First Midwest Bank

(1)

For 2017, Mr. Barrett received a one-time make-whole cash payment in connection with his recruitment to the Company as our Chief Financial Officer.  For 2016, amounts represent the cash portion of a supplemental strategic activities award paid in recognition of the successful completion of acquisitions and other transactions.  The amounts do not include the portion of the award paid in shares of restricted stock, which portion is included in the “Stock Awards” column for 2017.  This supplemental award totaled: $100,000 for Mr. Scudder, $70,000 for Mr. Sander and $25,000 for Mr. Prame, with 50% of the award paid in cash and 50% paid in restricted stock.

(2)

Amounts represent the aggregate grant-date fair value of stock awards, including performance share awards, granted under our Omnibus Stock and Incentive Plan during the period, calculated in accordance with ASC 718.  Assumptions used in the calculation of these amounts are described in Note 17 to our annual audited financial statements included in our Form 10‑K.  The grant-date fair value of the performance shares is based on a target level of performance and will likely vary from the actual amount the individual earns upon vesting of applicable awards.  Assuming the highest level of performance, the grant-date fair value of the 2018 performance share awards would be:  $1,315,935 for Mr. Scudder, $709,830 for Mr. Sander, $326,957 for Mr. Barrett, $276,809 for Mr. Jamieson and $165,126 for Mr. Prame.  The amounts in this column also include dividends accrued on unvested awards of performance shares and restricted stock (which amounts are not paid unless the underlying shares vest).  For 2018, these amounts totaled:  $75,263 for Mr. Scudder, $47,562 for Mr. Sander, $33,383 for Mr. Barrett, $12,898 for Mr. Jamieson and $13,189 for Mr. Prame.  For 2017, amounts for Messrs. Scudder, Sander and Prame include the stock portion of a supplemental strategic activities award and for Mr. Barrett include one-time make-whole performance share and restricted stock awards granted in connection with his recruitment to the Company as our Chief Financial Officer.  See note 1, above, for additional details regarding the supplemental strategic activities award.

(3)	Amounts represent cash bonuses paid under our performance-based short-term incentive compensation plan for the years indicated.

60	First Midwest Bancorp, Inc.

Executive Compensation Tables

(4)

Amounts represent the realized earnings of the named executive officer in our Deferred Compensation Plan.  For Mr. Scudder, who is the only named executive officer who participates in our Gain Deferral Plan and Pension Plan, amounts also include his realized earnings in our Gain Deferral Plan and the actuarial increase or decrease in the present value of his benefits under the Pension Plan.  The Pension Plan amounts were determined using the interest rate and mortality rate assumptions consistent with those used in our audited financial statements for the year ended December 31, 2018.  For 2018, the present value of Mr. Scudder’s benefits under the Pension Plan decreased $71,170.  Benefit accruals under the Pension Plan were frozen effective as of January 1, 2014.  For additional information, see Executive Compensation Tables—Pension Benefits.

(5)	Amounts represent the following:

Contributions to Defined Contribution Retirement Plans and Perquisites
				Perquisites
			Non-	and Other
		Qualified	Qualified	Personal
Name	Year	Plan(a)	Plan(b)	Benefits(c)		Total
Michael L. Scudder	2018	$16,500	$122,866	$109,697	(d)	$249,063
	2017	16,200	65,670	49,701	(d)	131,571
	2016	15,900	98,011	32,400		146,311
Mark G. Sander	2018	$16,500	$82,418	$34,454		$133,372
	2017	16,200	40,868	36,335		93,403
	2016	15,900	39,162	25,336		80,398
Patrick S. Barrett	2018	$16,500	$10,965	$380,030	(e)	$407,495
	2017	—	46,800	72,008	(e)	118,808
Michael W. Jamieson	2018	$16,500	$6,942	$35,905		$59,347
	2017	—	36,540	27,878		64,418
Thomas M. Prame	2018	$16,500	$9,046	$12,213		$37,759
	2017	16,200	3,890	12,475		32,565
	2016	15,900	3,688	12,934		32,522

(a)

The Company maintains the 401(k) Plan as its defined contribution plan.  For eligible employees, this plan provides for an annual 2% automatic Company contribution and matching Company contributions.  All Company contributions were made on eligible compensation under our 401(k) Plan, subject to compensation limitations under the Internal Revenue Code.

(b)

The Company maintains the Deferred Compensation Plan as its nonqualified deferred compensation plan.  This plan provides for a tax-deferred vehicle to accommodate contributions that are otherwise limited and not able to be made to our tax-qualified plans, as well as voluntary participant contributions.  The Deferred Compensation Plan is subject to Section 409A of the Internal Revenue Code.

(c)

Represents amounts paid to the named executive officer for an annual automobile allowance (other than, beginning in 2017, Mr. Scudder, who receives Company-provided automobile transportation for business purposes in lieu of an automobile allowance) and amounts paid by the Company on behalf of the named executive officer for other customary perquisites, including a mobile telephone stipend and reimbursement for subscriptions and industry, trade and professional organization dues.  For Mr. Scudder, also includes amounts paid by the Company on his behalf for security and financial planning services.  For Messrs. Sander and Jamieson, also includes amounts paid by the Company on their behalf for country club dues, which memberships are maintained for business entertainment but may be used for personal use.  Except as otherwise described, no individual perquisite paid to any of our named executive offers exceeded $25,000 for any of the years listed.

(d)	For Mr. Scudder, also includes $63,802 in 2018 and $32,920 in 2017 paid by the Company for use of Company-provided automobile transportation for business purposes in lieu of an automobile allowance.
(e)	For Mr. Barrett, also includes $366,469 in 2018 and $60,826 in 2017 paid by the Company for temporary living and relocation expenses in connection with his relocation to the Chicago area.

2019 Proxy Statement	61

Executive Compensation Tables

2018 Grants of Plan-Based Awards Table

The following table provides information with regard to the stock awards granted during 2018 (and reported as Stock Awards in the Summary Compensation Table) and the annual cash incentive compensation award opportunity for 2018 for our named executive officers.

								All Other
								Stock	Grant
								Awards:	Date Fair
								Number of	Value of
		Estimated Possible Payouts Under			Estimated Possible Payouts Under			Shares of	Stock and
	Grant	Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock or	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Awards(4)
Michael L.		$361,250	$722,500	$1,246,313
Scudder	2/21/2018				8,515	34,061	68,122		$890,952
	2/21/2018							17,031	425,009
Mark G.		$212,875	$425,750	$734,419
Sander	2/21/2018				4,593	18,373	36,746		$480,593
	2/21/2018							13,780	343,880
Patrick S.		$99,000	$264,000	$440,550
Barrett	2/21/2018				2,116	8,463	16,926		$221,372
	2/21/2018							9,310	232,331
Michael W.		$83,813	$223,500	$372,966
Jamieson	2/21/2018				1,791	7,165	14,330		$187,420
	2/21/2018							7,523	187,736
Thomas M.		$49,770	$142,200	$235,697
Prame	2/21/2018				1,069	4,274	8,548		$111,797
	2/21/2018							5,983	149,306

(1)

Amounts reflect the range of possible payouts under our short-term cash incentive compensation plan based on a combination of Company performance and individual performance rating assumptions.  For additional information, see Compensation Discussion and Analysis—2018 Compensation Program—Annual Cash Incentive Compensation.

(2)

Awards represent the range of estimated possible payouts granted in the form of performance shares under our Omnibus Stock and Incentive Plan, which, if earned, vest in shares of Common Stock.  Our named executive officers are eligible to earn performance shares totaling between 25% and 200% of the number of performance shares granted if performance levels are achieved using the following two metrics:  TSR relative to a specified peer group of financial institutions and RATCE, adjusted, relative to predetermined goals.  If performance levels are below the threshold level of performance, no performance shares are earned.  For additional information, see Compensation Discussion and Analysis—2018 Compensation Program—Long-Term At-Risk Equity Compensation—Performance-Based Equity Compensation.  Dividends on performance shares are accrued but not paid until earned performance shares vest.

(3)

Awards represent restricted stock awards granted under our Omnibus Stock and Incentive Plan.  Restricted stock awards vest over three years in two equal installments beginning two years from the date of grant (subject to continued employment and accelerated vesting under certain circumstances).  For additional information, see Compensation Discussion and Analysis—2018 Compensation Program—Long-Term At-Risk Equity Compensation—Restricted Stock Awards.  Dividends on restricted stock are accrued but not paid unless the underlying shares vest.

(4)

Amounts represent the aggregate grant-date fair value of stock awards, including performance shares and restricted stock awards, granted under our Omnibus Stock and Incentive Plan during 2018, calculated in accordance with ASC 718.  See notes 2 and 3, above, for additional information regarding these awards.  For the performance shares, the amounts have been calculated taking into consideration the probable outcome of the respective performance conditions as of the date of grant.  Dividends accrued but not paid until the vesting of the awards of performance shares and restricted stock are not included in the amounts reflected in this column.  Assumptions used in the calculation of these amounts are described in Note 17 to our audited financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2018.

62	First Midwest Bancorp, Inc.

Executive Compensation Tables

2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding unvested stock awards held by our named executive officers as of December 31, 2018.  All values in the table are based on a market value for our Common Stock of $19.81, which was the closing price of our stock on December 31, 2018, the last trading day of the year, as reported by the NASDAQ Stock Market.  Information regarding when unvested awards are scheduled to vest is set forth in the notes to the table.  Vesting also is subject to continued employment and acceleration under certain circumstances.  As of December 31, 2018, no stock options remained outstanding under our equity compensation plans.

	Option Awards(1)			Stock Awards
							Equity		Equity
							Incentive		Incentive Plan
							Plan Awards:		Awards:
						Market	Number of		Market or
	Number of					Value of	Unearned		Payout Value of
	Securities			Number of		Shares or	Shares, Units		Unearned
	Underlying			Shares or		Units of	or Other		Shares, Units
	Unexercised	Option	Option	Units of Stock		Stock that	Rights that		or Other Rights
	Options	Exercise	Expiration	that Have Not		Have Not	Have Not		that Have Not
Name	Exercisable	Price	Date	Vested		Vested	Vested		Vested
Michael L. Scudder	—			14,084	(2)	$279,004	34,423	(8)	$681,920
				22,679	(3)	449,271	34,061	(9)	674,748
				17,031	(4)	337,384
				9,438	(5)	186,967
				19,990	(6)	396,002
				29,134	(7)	577,145
Mark G. Sander	—			10,189	(2)	$201,844	15,916	(8)	$315,296
				17,996	(3)	356,501	18,373	(9)	363,969
				13,780	(4)	272,982
				5,252	(5)	104,042
				13,375	(6)	264,959
				19,453	(7)	385,364
Patrick S. Barrett	—			8,404	(10)	$166,483	23,149	(8)	$458,582
				32,441	(11)	642,656	8,463	(9)	167,652
				9,310	(4)	184,431
Michael W. Jamieson	—			5,213	(12)	$103,270	5,333	(8)	$105,647
				8,178	(10)	162,006	7,165	(9)	141,939
				7,523	(4)	149,031
Thomas M. Prame	—			3,999	(2)	$79,220	4,242	(8)	$84,034
				7,057	(10)	139,799	4,274	(9)	84,668
				5,983	(4)	118,523
				963	(5)	19,077
				2,376	(6)	47,069
				3,482	(7)	68,978

(1)	None of our named executive officers has been granted a stock option award since 2011. As of December 31, 2018, no stock options remained outstanding under our equity compensation plans.
(2)

Restricted stock awards vest over three years in two equal installments beginning two years from the date of grant (subject to continued employment and accelerated vesting under certain circumstances).  Represents the second tranche of restricted stock awards granted in 2016 that vested on February 17, 2019.

(3)

Represents restricted stock awards granted in 2017, the first tranche of which vested on February 24, 2019 and the second tranche of which is scheduled to vest on February 24, 2020.  See note 2, above, for additional information regarding the vesting of restricted stock awards.

(4)

Represents restricted stock awards granted in 2018, the first tranche of which is scheduled to vest on February 21, 2020 and the second tranche of which is scheduled to vest on February 21, 2021.  See note 2, above, for additional information regarding the vesting of restricted stock awards.

2019 Proxy Statement	63

Executive Compensation Tables

(5)

Represents the third tranche of performance shares earned at the completion of a three-year performance period that ended on December 31, 2016.  The third tranche vested on March 15, 2019.  See note 7, below, for additional information regarding the vesting of earned performance shares.

(6)

Represents the second and third tranche of performance shares earned at the completion of a three-year performance period that ended on December 31, 2017.  The second tranche vested and third tranche is scheduled to vest on March 15, 2019 and March 15, 2020, respectively.  See note 7, below, for additional information regarding the vesting of earned performance shares.

(7)

Represents performance shares earned at the completion of a three-year performance period that ended on December 31, 2018.  The final number of shares awarded was based on the following metrics:  TSR relative to our peer group at 59% of target and RATCE, adjusted, at 124% of target.  The first tranche of these awards vested on March 15, 2019 and the second and third tranches are scheduled to vest on March 15, 2020 and March 15, 2021, respectively.  For additional information, see Compensation Discussion and Analysis—2018 Compensation Program—Long-Term At-Risk Equity Compensation—Performance-Based Equity Compensation and ―Conclusion of 2016‑2018 Performance Period.

(8)

Represents performance shares that may be earned upon completion of a three-year performance period ending on December 31, 2019 if performance levels (reflected at target in this table) are achieved using the following two metrics:  TSR relative to our peer group and RATCE, adjusted, relative to predetermined goals.

(9)

Represents performance shares that may be earned upon completion of a three-year performance period ending on December 31, 2020 if performance levels (reflected at target in this table) are achieved using the following two metrics:  TSR relative to our peer group and RATCE, adjusted, relative to predetermined goals.

(10)

Represents restricted stock awards granted in 2017, the first tranche of which vested on February 22, 2019 and the second tranche of which is scheduled to vest on February 22, 2020.  See note 2, above, for additional information regarding the vesting of restricted stock awards.

(11)

Represents a restricted stock award granted in 2017, the first tranche of which vested on February 27, 2019 and the second tranche of which is scheduled to vest on February 27, 2020.  See note 2, above, for additional information regarding the vesting of restricted stock awards.

(12)

Represents a restricted stock award granted in 2016 that vests over three years in three equal installments beginning one year from the date of grant (subject to continued employment and accelerated vesting under certain circumstances), the third tranche of which is scheduled to vest on September 29, 2019.

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2018 Option Exercises and Stock Vested Table

The following table provides information with respect to the value realized by our named executive officers during 2018 as a result of the exercise of non-qualified stock options and the vesting of restricted stock awards, based on the average of the high and low sales price of a share of Common Stock on the NASDAQ Stock Market on the exercise or vesting date, as applicable.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting
Michael L. Scudder	—	$—	61,977	$1,579,566
Mark G. Sander	42,328	584,444	41,848	1,065,423
Patrick S. Barrett	—	—	—	—
Michael W. Jamieson	—	—	5,214	138,171
Thomas M. Prame	—	—	11,883	300,902

Pension Benefits

We maintain a noncontributory tax-qualified defined benefit pension plan for eligible employees.  Eligibility to participate in this plan was frozen in 2007.  Benefit accruals under this plan were frozen effective as of January 1, 2014 and no additional benefits will accrue to participants after that date, including for Mr. Scudder, who is the only named executive officer who participates in our Pension Plan.

The amount of the monthly pension benefit under our Pension Plan is based on the average monthly pension-eligible compensation and years of credited service of the participant.  Average monthly compensation is the average of the highest eighty-four consecutive months of pay within the last 120 months of service and years of credited service is based on the period of employment with the Company, subject to limitations on service prior to 1980.

Pension-eligible compensation consists of base salary, cash bonuses, incentive compensation and vacation pay, but excludes severance and amounts realized from the exercise of non-qualified stock options and the vesting of restricted stock, restricted stock unit and performance share awards.  Pension-eligible compensation is capped by provisions of the Internal Revenue Code applicable to tax-qualified pension plans.  For 2018, this limit was $275,000.  Any amounts that become ineligible due to the Internal Revenue Code limits are used to compute the pension restoration contribution to the Deferred Compensation Plan as discussed further below under the section titled Non-Qualified Deferred Compensation.

Our Pension Plan provides for pension benefits under normal retirement (the attainment of age 65), early retirement (the attainment of age 55 with fifteen or more years of service), termination after five years of service, disability retirement after ten years of service and death before retirement with five or more years of service.  A participant may elect to have his or her benefit paid each month in the form of a single life annuity or one of several actuarially equivalent forms of payment, including a lump sum.

Early retirement pension benefits are reduced by 6% for each of the first five years (ages 60‑65) and by 4% for each of the next five years (ages 55‑60) that the pension commencement date precedes the normal retirement age of 65.

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2018 Pension Benefits Table

The following table shows the present value of the accumulated benefit as of December 31, 2018 payable to each of the named executive officers, including the number of years of service credited to each named executive officer under our Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in our 2018 audited financial statements included in our Form 10‑K.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit	Fiscal Year
Michael L. Scudder	Pension Plan	27.75	$734,450	$—
Mark G. Sander*	N/A	N/A	N/A	N/A
Patrick S. Barrett*	N/A	N/A	N/A	N/A
Michael W. Jamieson*	N/A	N/A	N/A	N/A
Thomas M. Prame*	N/A	N/A	N/A	N/A

*The Pension Plan was closed to new participants as of April 1, 2007.  Based on the date of hire for Messrs. Sander, Barrett, Jamieson and Prame, they are not eligible to participate in the Pension Plan.

Non-Qualified Deferred Compensation

We maintain two non-qualified deferred compensation plans in which our named executive officers are participants, the Deferred Compensation Plan and the Gain Deferral Plan.

Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified defined contribution deferred compensation plan under which participants are credited with deferred compensation equal to contributions and benefits based on amounts that would have been contributed under our 401(k) Plan but for limitations under the Internal Revenue Code.  Further, participants may elect to defer up to 100% of base salary and short-term cash incentive compensation into the plan.  Deferral elections must be made during the initial or annual enrollment period and apply to compensation earned in the following calendar year.  The elections remain in effect for each subsequent calendar year until a participant makes a qualifying change.  Participant accounts are deemed to be invested in separate investment accounts in an irrevocable rabbi trust under the Deferred Compensation Plan, with similar investment alternatives as those available under our 401(k) Plan, including an investment account deemed invested in shares of our Common Stock.  Participants are able to modify their investment elections at any time, subject to applicable blackout periods.

Gain Deferral Plan

We established the Gain Deferral Plan with the purpose of encouraging stock ownership by certain key executives.  In response to the addition of Section 409A of the Internal Revenue Code, participation in the Gain Deferral Plan was frozen on January 1, 2005 and no additional contributions or deferrals may be made under this plan.  This plan combined traditional deferred compensation arrangements with stock option exercise transactions by allowing eligible stock option participants to defer to a future date the receipt of shares representing the value realized upon exercise of the underlying stock options.  Currently, eight stock option participants have amounts credited under this plan, including Mr. Scudder.  Deferred amounts are held for each participant in separate individual accounts in an irrevocable rabbi trust.  The amounts are denominated and paid in shares of Common Stock and are adjusted for dividends as if the dividends were reinvested in shares of Common Stock.

Distributions

Under both the Deferred Compensation Plan and the Gain Deferral Plan, payments begin after termination of employment and are payable at the participant’s election either as a lump sum or in installments over a period not to exceed fifteen years.  Earlier payment may be made upon showing of financial hardship to the satisfaction of the Compensation Committee.  Distributions are paid in cash under the Deferred Compensation Plan, and are paid as

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in-kind stock distributions under the Gain Deferral Plan.  Payments to named executive officers will be delayed as necessary to comply with Section 409A of the Internal Revenue Code.

2018 Non-Qualified Deferred Compensation Table

The table set forth below summarizes the activity in the Deferred Compensation Plan and Gain Deferral Plan accounts of our named executive officers during 2018.

					Aggregate	Aggregate
		Executive	Company	Aggregate	Withdrawals/	Balance at
		Contributions	Contributions	Earnings in	Distributions	December 31,
Name	Plan Name	in 2018(1)	in 2018(2)	2018	in 2018	2018(3)(4)
Michael L. Scudder	Deferred Comp. Plan	$34,332	$97,564	$222,528	$—	$3,503,267
	Gain Deferral Plan	—	—	4,262	—	195,989
Mark G. Sander	Deferred Comp. Plan	$52,913	$66,473	$105,997	$—	$946,964
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A
Patrick S. Barrett	Deferred Comp. Plan	$827	$624	$5,246	$—	$60,675
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A
Michael W. Jamieson	Deferred Comp. Plan	$160,605	$—	$14,481	$—	$185,984
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A
Thomas M. Prame	Deferred Comp. Plan	$—	$4,650	$2,690	$—	$62,844
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A

(1)

Executive contributions represent amounts that would have been contributed by the named executive officer under our 401(k) Plan, but for limitations under the Internal Revenue Code, and salary and short-term incentive compensation the named executive officer has elected to defer.

(2)

Company contributions represent amounts that would have been contributed under our tax-qualified benefit plans but for limitations under the Internal Revenue Code.  The Company contributions to the Deferred Compensation Plan for each named executive officer are included in the “All Other Compensation” column of the 2018 Summary Compensation Table.

(3)

Aggregate balances at December 31, 2018 reflect amounts accumulated through the named executive officer’s participation in the plans from:  (a) participant and Company contributions under the Deferred Compensation Plan and (b) participant contributions only under the Gain Deferral Plan.  Our named executive officers have participated in the Deferred Compensation Plan since 1999 for Mr. Scudder, 2011 for Mr. Sander, 2017 for Mr. Barrett, 2017 for Mr. Jamieson and 2012 for Mr. Prame.  Mr. Scudder has participated in the Gain Deferral Plan since 2004.

(4)

As of December 31, 2018, the portion of the aggregate balances in the Deferred Compensation Plan and Gain Deferral Plan (as applicable) that represent Common Stock of the Company are as follows:  9,863 shares for Mr. Scudder, -0- shares for Mr. Sander, -0- shares for Mr. Barrett, -0- shares for Mr. Jamieson and 2,065 shares for Mr. Prame.

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Executive Compensation Tables

Potential Payments Upon Termination or Change-in-Control

We have entered into employment agreements and maintain plans covering our named executive officers that will require the Company to provide severance payments in the event of an involuntary termination of employment (other than for cause) or a resignation of employment for good reason both prior to and following a change-in-control of the Company.

Overview

Our employment agreements with each of our named executive officers provide for automatic annual one-year extensions, except for Messrs. Scudder and Sander whose employment agreements provide for automatic two-year extensions every other year.  Among other items, the agreements set forth the executive’s title, responsibilities, compensation and severance payments to be made to the executive upon certain terminations of employment.  Termination of employment also may impact equity awards that we have granted, as well as benefits payable under our employee benefit plans.

In addition to their employment agreements, our named executive officers are parties to Confidentiality and Restrictive Covenants Agreements with us under which they are subject to confidentiality, non-disparagement, non-solicitation and, in the case of Messrs Scudder and Sander, non-competition covenants.  The restrictive covenants to which our named executive officers are subject are described more fully above under Compensation Discussion and Analysis—Policies, Guidelines and Other Practices—Employment and Restrictive Covenant Agreements with Our Executive Officers.

The following discussion takes each termination of employment situation—voluntary resignation, discharge for cause, discharge without cause, resignation for good reason, death and disability—both prior to and following a change-in-control of the Company, and describes the severance or other additional amounts that the Company would pay or provide to the named executive officer or the officer’s beneficiaries as a result.  The discussion below and the amounts shown reflect certain assumptions we have made in accordance with applicable SEC rules.  These assumptions are that the termination of employment or change-in-control occurred on December 31, 2018 and that the value of a share of our Common Stock on that day was $19.81, which is the closing price of our stock as reported by the NASDAQ Stock Market on December 31, 2018, which was the last trading day of the year.  The discussion below and the amounts shown also assume that the amendments made to Mr. Scudder’s employment agreement and Mr. Sander’s new employment agreement, both effective January 18, 2019, were in effect on December 31, 2018.

The following discussion and amounts exclude the payments and benefits that are not enhanced by a termination of employment or change-in-control.  These payments and benefits, which are referred to in the following discussion as the executive officer’s “vested benefits,” include:

◆	Base salary payable through the date of termination;
◆	Any other cash compensation earned through the date of termination but not paid, including any amounts earned and vested but not paid under our annual cash incentive compensation program;
◆	Benefits accrued under our 401(k) Plan, in which all employees participate, and Pension Plan;
◆	Accrued vacation pay, group health plan continuation and other similar amounts payable when employment terminates under programs applicable to our salaried employees generally;
◆	Balances accrued under our Deferred Compensation Plan and Gain Deferral Plan; and
◆	Restricted stock and performance shares that have vested prior to the employment termination or change-in-control.

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Voluntary Resignation

Prior to age 65, we are not obligated to pay amounts over and above vested benefits in the event of employment termination due to voluntary resignation, and all unearned or unvested restricted stock and performance share awards will lapse and not vest.  Following attainment of age 65, in the event of a named executive officer’s retirement, we have provided that, in addition to payment of the executive’s vested benefits:

◆	All unvested restricted stock awards, as well as all earned but unvested performance shares, become fully vested; and
◆

A pro-rated portion of all unearned performance shares may vest following the end of the performance periods applicable to the executive’s performance share awards outstanding at the time of retirement and as to which the performance periods have not concluded.  The portion of each unearned performance share award that may vest is based on the achievement of the applicable performance goals during the entire performance period, and is calculated by multiplying the target number of performance shares by a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the applicable performance period to the date of resignation and the denominator of which is 36.

As of December 31, 2018, none of our named executive officers had attained age 65.

Discharge for Cause

We are not obligated to pay any amounts over and above vested benefits if a named executive officer’s employment terminates because of discharge for cause.  If the cause is fraud or embezzlement of funds, benefits under the Gain Deferral Plan are subject to forfeiture.  In general, a discharge will be for cause if the executive has intentionally failed to perform his or her duties of employment, engaged in illegal or gross misconduct that harms the Company, has been convicted of a felony involving dishonesty, fraud, theft or financial impropriety or has violated a material requirement of any code of ethics or standard of conduct of the Company.

Death or Disability

We provide our employees, including our named executive officers, with group life and disability insurance coverage.  The group life insurance benefit is based on a multiple of base salary, subject to limits contained in the policy.  Participants in our group life insurance plan may, if eligible, purchase additional insurance at their own cost.  The disability benefit is a monthly benefit, paid until age 65, equal to 60% of base salary at the time of disability.  These benefits would be paid to the named executive officer or his beneficiary, in addition to the executive’s vested benefits, in the event of death or disability.

The amount of the payments to our named executive officers assuming death or disability on December 31, 2018 is set forth in the following table:

		Disability Benefits
	Life Insurance	Monthly	Months to	Total
Name	(Death) Benefit	Amount	Age 65	Payment
Michael L. Scudder	$1,000,000	$42,500	79	$3,357,500
Mark G. Sander	750,000	32,750	59	1,932,250
Patrick S. Barrett	750,000	26,400	120	3,168,000
Michael W. Jamieson	750,000	22,350	49	1,095,150
Thomas M. Prame	700,000	17,775	191	3,395,025

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Executive Compensation Tables

We also have provided for the vesting of unearned or unvested equity awards in the event of the death or disability of the named executive officer as follows:

◆	All unvested restricted stock awards, as well as all earned but unvested performance shares, become fully vested; and
◆

A pro-rated portion of all unearned performance shares may vest following the end of the performance periods applicable to the executive’s performance share awards outstanding at the time of death or disability and as to which the performance periods have not concluded.  The portion of each unearned performance share award that may vest is based on the achievement of the applicable performance goals during the entire performance period, and is calculated by multiplying the target number of performance shares by a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the applicable performance period to the date of termination of employment and the denominator of which is 36.

The following table summarizes the unvested restricted stock, earned but unvested performance shares and unearned performance shares (assuming target performance) that would have vested on December 31, 2018 if the executive’s employment terminated that day due to death or disability.

	Restricted Stock
	Awards		Performance Shares		Total
Name	Number	Value	Number	Value	Equity Value
Michael L. Scudder	53,794	$1,065,659	92,864	$1,839,636	$2,905,295
Mark G. Sander	41,965	831,327	54,815	1,085,885	1,917,212
Patrick S. Barrett	50,155	993,571	18,254	361,612	1,355,182
Michael W. Jamieson	20,914	414,306	4,944	97,941	512,247
Thomas M. Prame	17,039	337,543	11,074	219,376	556,919

Discharge Without Cause; Resignation for Good Reason

Our employment agreements obligate us to pay severance benefits if a named executive officer’s employment is involuntarily terminated other than for cause.  This includes the resignation by the executive for good reason.  A good reason generally will occur if the executive determines we have breached the employment agreement by not maintaining the executive’s appointed positions, responsibilities or authority, failed to pay or provide the agreed-upon compensation, given notice that the agreement will not automatically renew, or required the executive to move to an office location more than a specified distance from the current location.  In these circumstances:

◆

Each executive is eligible to receive a pro-rata annual bonus based, in the case of Messrs. Scudder and Sander, on the greater of (1) the executive’s target bonus for the year of termination or (2) the actual bonus earned for the year of termination or, in the case of our other named executive officers, on the executive’s target bonus for the completed year immediately preceding the year of termination;

◆

Each executive is eligible to receive severance payments.  In the case of Messrs. Scudder and Sander, these severance payments are equal to 2x the executive’s base salary and target bonus in effect at the time of termination, payable over 24 months.  In the case of our other named executive officers, the executive is eligible to receive six months of salary continuation following termination, subject to extension in the Company’s discretion for up to an additional six months;

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◆

Messrs. Scudder and Sander are eligible to receive pro-rata vesting of unearned or unvested equity awards.  To the extent that the provisions of the applicable award agreements are not more favorable, (1) a portion of all unvested restricted stock awards, as well as all earned but unvested performance shares, will vest upon termination of the executive’s employment equal to the total number of shares of common stock subject to the award multiplied by a fraction, the numerator of which is the number of whole months that have elapsed from the grant date to the date of termination of employment and the denominator of which is the number of whole months in the period from the grant date to the final scheduled vesting date of the award, to the extent that the pro-rata portion exceeds the portion of the award that vested prior to the date of termination of employment, and (2) a portion of all unearned performance shares for which the applicable performance period will end after the date of termination of employment may remain outstanding and be eligible to be earned and vest based on actual performance at the end of the performance period, which portion is equal to the total number of performance shares granted under the award multiplied by a fraction, the numerator of which is the number of whole months that have elapsed from the first day of the performance period to the date of termination of employment and the denominator of which is the number of months in the performance period;

◆

Each executive is eligible to continue to participate in group health plans.  In the case of Messrs. Scudder and Sander, the executive, the executive’s spouse and the executive’s age-eligible dependent children are eligible to maintain health benefits coverage on the same basis, including cost-sharing, as if the executive’s employment continued until the executive and the executive’s spouse are eligible for Medicare coverage and the executive’s dependents are no longer age-eligible for coverage under the Company’s plans.  In the case of our other named executive officers, the executive is eligible to maintain health benefits coverage on the same basis as if the executive’s employment continued for a period of six months, subject to extension in the Company’s discretion for up to an additional six months; and

◆	Each of our named executive officers other than Messrs. Scudder and Sander are eligible for outplacement assistance.

The executive is required to reaffirm compliance with the executive’s Confidentiality and Restrictive Covenants Agreement and execute a general release of claims as a condition to receiving severance benefits.

Severance

The following table summarizes the severance benefits that would be payable to our named executive officers had their employment been terminated involuntarily without cause or for good reason on December 31, 2018:

	Severance/Salary Continuation
		Number		Pro-Rated			Medical
	Monthly	of	Total	Annual	Equity Awards(2)		Benefits/Out-
Name	Amount	Months	Amount	Bonus(1)	Number	Value	Placement(3)	Total
Michael L. Scudder	$100,938	24	$2,422,500	$722,500	100,755	$1,995,957	$169,827	$5,310,784
Mark G. Sander	72,323	24	1,735,750	425,750	63,252	1,253,022	184,531	3,599,053
Patrick S. Barrett	44,000	6	264,000	260,000	—	—	129,917	653,917
Michael W. Jamieson	37,250	6	223,500	176,000	—	—	110,514	510,014
Thomas M. Prame	29,625	6	177,750	140,000	—	—	88,609	406,359

(1)

The pro-rated annual bonus reflects,  for Messrs. Scudder and Sander, full 2018 target bonus, and for our other named executive officers, full 2017 target bonus, in each case in accordance with the provisions of their employment agreements.

(2)

For Messrs. Scudder and Sander, includes 29,545 shares and 22,750 shares of restricted stock, respectively, and 71,210 shares and 40,502 shares underlying vested and unvested performance shares, respectively, that would vest in the event of a qualifying termination on December 31, 2018.

(3)

For Messrs. Scudder and Sander, reflects an estimate of the cost for the executive, his spouse and his age-eligible dependent children to maintain health benefits on the same basis as if the executive’s employment continued until the executive and the executive’s spouse are eligible for Medicare coverage and the executive’s dependents are no longer age-eligible for coverage under the Company’s plans.  For our other

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Executive Compensation Tables

named executive officers, reflects the amount of health benefit continuation (COBRA) premium paid by the Company during the salary continuation period and outplacement services estimated to be 12% of annual base salary.

Change-in-Control

We have provisions in the employment agreements with our named executive officers and in our employee benefit plans for the payment of severance benefits in the event of a change-in-control of the Company.  In the event of a change-in-control, our employment agreements require a “double trigger” to occur before enhanced severance benefits are paid.  A “double trigger” involves both a change-in-control of the Company and a qualifying termination of the named executive officer’s employment following the change-in-control.  The enhanced severance benefits consist of a lump sum payment of:

◆

In the case of Messrs. Scudder and Sander, 3x the sum of (1) the executive’s base salary in effect as of the date of termination of employment or, if greater, the date immediately preceding the change-in-control, and (2) the executive’s target bonus in effect for the year in which the change-in-control occurs or, if greater, the year in which the date of termination of employment occurs;

◆

In the case of our other named executive officers, 2x the sum of (1) the executive’s base salary in effect as of the date of termination of employment or, if greater, the date immediately preceding the change-in-control, (2) the greater of the average of the annual cash incentive compensation earned by the executive for (a) the three years immediately preceding the year in which the date of termination of employment occurs, or (b) the three years immediately preceding the year in which the change-in-control occurs (or, in the case of Messrs. Barrett and Jamieson, the target annual cash incentive compensation for the year in which the termination occurs), and (3) certain other amounts; and

◆

A pro-rata annual bonus based, in the case of Messrs. Scudder and Sander, on target performance for the year employment terminates or, in the case of our other named executive officers, on target performance for the year prior to the year employment terminates.

In addition, our named executive officers are eligible to receive the following additional benefits in the event of the executive’s qualifying termination following a change-in-control:

◆

For all unearned and unvested equity awards granted prior to 2016, the awards will vest in full upon a change-in-control, whether or not the executive’s employment terminates.  For all equity awards granted in 2016 or later, a “double trigger” is required to occur before unearned and unvested equity awards will vest in connection with a change-in-control.  As such, both a change-in-control of the Company and a termination of employment within 24 months following the change-in-control by either the executive for good reason or an acquirer without cause must occur in order for the unearned or unvested equity awards to vest;

◆

In the case of Messrs. Scudder and Sander, the executive, the executive’s spouse and the executive’s age-eligible dependent children are eligible to maintain health benefits coverage on the same basis, including cost-sharing, as if the executive’s employment continued until the executive and the executive’s spouse are eligible for Medicare coverage and the executive’s dependents are no longer age-eligible for coverage under the Company’s plans; and

◆	Each of our named executive officers other than Messrs. Scudder and Sander are eligible for outplacement assistance.

None of the employment agreements with our named executive officers provide for a gross-up payment should the executive be subject to an excise tax under the Internal Revenue Code.

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The table below summarizes the severance payments we would be obligated to make if a change-in-control occurred and the named executive officer’s employment terminated (other than for cause) on December 31, 2018.

	Total Lump	Equity Awards
	Sum Cash	Restricted Stock		Performance		Total	Medical
	Severance	Awards		Shares		Equity	Benefits/Out-
Name	Amount	Number	Value	Number	Value	Value	Placement	Total
Michael L. Scudder	$5,440,000	53,794	$1,065,659	127,048	$2,516,821	$3,582,480	$169,827	$9,192,307
Mark G. Sander	3,668,000	41,965	831,327	72,374	1,433,729	2,265,056	184,531	6,117,587
Patrick S. Barrett	2,246,375	50,155	993,571	31,612	626,234	1,619,804	126,720	3,992,899
Michael W. Jamieson	1,813,528	20,914	414,306	12,498	247,585	661,892	107,280	2,582,700
Thomas M. Prame	1,371,385	17,039	337,543	15,339	303,866	641,408	85,320	2,098,113

CEO Pay Ratio Disclosure

In accordance with applicable SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we determined an estimate of the ratio of Mr. Scudder’s annual total compensation to the annual total compensation of our median employee.

To determine our median employee for 2018, we considered the W-2 reported total compensation for all employees (other than Mr. Scudder) who were employed by the Company as of December 31, 2018, including all full-time, part-time, temporary and seasonal employees.  No adjustments were made to the compensation data for purposes of annualization or otherwise.

Upon identification of our 2018 median employee, we calculated that employee’s total compensation using the same methodology as required under SEC rules for disclosure in the summary compensation table of our named executive officers’ total compensation.  In the 2018 Summary Compensation Table, we report the annual cash incentive compensation paid to our Chief Executive Officer in 2019 for performance in 2018.  Our median employee did not participate in our annual cash incentive compensation program in 2018, but instead participated in a separate cash incentive plan that paid periodically throughout 2018.  Accordingly, we used the amounts received in 2018 under this periodic cash incentive plan for purposes of calculating the median employee’s 2018 annual total compensation.  For both our median employee and Mr. Scudder, we also added the total cost of Company-paid health insurance.

Using the methodology described above, we determined that the annual total compensation of our median employee for 2018 was $60,672, which, when compared to Mr. Scudder’s total compensation of $3,465,098, resulted in a CEO to median employee pay ratio of 57 to 1.  Our pay ratio is 53 to 1, excluding non-qualified deferred compensation earnings included in Mr. Scudder’s total compensation for 2018, which totaled $226,790.

2019 Proxy Statement	73

AUDIT COMMITTEE REPORT

The primary responsibilities of the Audit Committee are, among others, to:  (1) assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and systems of internal control over financial reporting, (2) oversee the Company’s compliance with legal and regulatory requirements relating to financial reporting and disclosure, (3) evaluate the independence and qualifications of the Company’s independent registered public accounting firm, and (4) oversee the performance of the Company’s independent registered public accounting firm and our internal audit function.  The Audit Committee also is solely responsible for the appointment and compensation of the Company’s independent registered public accounting firm.  The Board of Directors has adopted an Audit Committee Charter, which sets forth the specific duties of the Audit Committee, a copy of which is available on the Company’s website.

In carrying out its oversight responsibilities, the Audit Committee relies on the expertise and knowledge of management, the independent registered public accounting firm and the internal auditors.  Management is responsible for determining that the Company’s financial statements are complete, accurate and in accordance with U.S. generally accepted accounting principles.  Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm is responsible for planning and carrying out a proper audit of the Company’s financial statements and internal control over financial reporting.  The internal auditors are responsible for evaluating the adequacy and effectiveness of the Company’s processes and system of internal controls to achieve the Company’s stated goals and objectives.  It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles, or to conduct investigations or other types of auditing or accounting reviews or procedures.

The Audit Committee has reviewed and had discussions with management and Ernst & Young LLP regarding the Company’s audited financial statements for the year ended December 31, 2018.  The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) auditing standard on “Communications with Audit Committees.”  The Audit Committee has received the required disclosures from Ernst & Young LLP under applicable PCAOB standards regarding auditor independence, and has discussed with Ernst & Young LLP its independence.  The Audit Committee has established policies and procedures regarding the pre-approval of all services provided by Ernst & Young LLP.  The Audit Committee has reviewed the audit and non-audit services provided by Ernst & Young LLP for the year ended December 31, 2018 and considered whether such services are compatible with maintaining its independence, and determined to engage Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Based upon the Audit Committee’s review of the Company’s audited financial statements and the discussions noted above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2018 be included in the Company’s Form 10‑K for the same year filed with the SEC.

Stephen C. Van Arsdell (Chair)	Thomas L. Brown
Phupinder S. Gill	Kathryn J. Hayley
Frank B. Modruson	Michael J. Small
Members, Audit Committee

74	First Midwest Bancorp, Inc.

OTHER MATTERS

Voting Your Shares

You are entitled to vote your shares of Common Stock at the Annual Meeting if you were a stockholder of record of the Company at the close of business on March 22, 2019, the Record Date for the Annual Meeting.  On that date, there were 107,000,522 shares of Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting.  On the Record Date, we had 2,259 stockholders of record.

Appointing a Proxy

A proxy is your direction to another person to vote your shares.  When you vote your shares, whether via the Internet, by telephone or by signing and mailing a Proxy Card, you will appoint certain officers of the Company to vote your shares of Common Stock at the Annual Meeting in the manner you instruct.  Even if you plan to attend the Annual Meeting, you should vote your shares in advance.

Record Stockholders and Beneficial Ownership; Proxy Materials

If you hold shares of our Common Stock that are registered in your name through our transfer agent, Computershare Trust Company, N.A., as of the Record Date, you are the stockholder of record with respect to those shares.

If you hold shares of our Common Stock indirectly through a bank, broker or similar institution, you are considered a beneficial owner of those shares but are not the stockholder of record.  We refer to banks, brokers and similar institutions in this Proxy Statement collectively as “brokers.”  In this circumstance, you are a stockholder whose shares are held in “street name” and your broker is considered the stockholder of record.

We sent copies of our proxy materials directly to all stockholders of record.  If you are a beneficial owner whose shares are held in street name, these materials were sent to you by the broker through which you hold your shares.  As the beneficial owner, you may direct your broker how to vote your shares at the Annual Meeting and the broker is obligated to provide you with a voting instruction form for you to use for this purpose.

A list of the stockholders of record as of the Record Date will be available for inspection for purposes germane to the Annual Meeting during ordinary business hours at our offices, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631, from May 3, 2019 to May 14, 2019, as well as at the Annual Meeting.

Participants in the Company’s Benefit Plans

Current and former employees who participate in the First Midwest Bancorp, Inc. Savings and Profit Sharing Plan,  First Midwest Bancorp, Inc. Nonqualified Retirement Plan,  First Midwest Bancorp, Inc. Stock Option Gain Deferral Plan and/or the First Midwest Bancorp, Inc. Dividend Reinvestment Plan, and have a Company e-mail address, will receive an e-mail from Broadridge Financial Solutions, Inc. describing how to access proxy materials and vote via the Internet or by telephone.  One e-mail will be sent for all accounts registered in the same employee name.  If the employee’s accounts are registered in different names, he or she will receive a separate e-mail for each account.  This e-mail will be titled:  FIRST MIDWEST BANCORP, INC. 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY VOTE.  Participants without a Company e-mail address will receive proxy materials by mail.

The trustees under these plans (other than the First Midwest Bancorp, Inc. Dividend Reinvestment Plan) are the stockholders of record of all shares of Common Stock held in the plans, and the trustees will vote the shares held for the account of each participant in accordance with the instructions received from the participant.  If the trustees do not receive voting instructions by the specified deadline, the trustees will vote the shares proportionally in the same manner as those shares for which instructions were received.  Because the participants are not the record owners of the related shares, the participants may not vote these shares in person at the Annual Meeting.  Individual voting instructions to the plan trustees will be kept confidential and will not be disclosed to any of our directors, officers or employees.

2019 Proxy Statement	75

Other Matters

Proxy Cards

If you receive multiple Proxy Cards, this means you hold your shares in more than one account.  To vote all of your shares by proxy, please vote the shares in each account via the Internet or by telephone, or complete, sign, date and return each Proxy Card that you receive.

If you lose, misplace or otherwise need to obtain a Proxy Card, and:

◆	you are a stockholder of record, contact our Corporate Secretary’s office at (708) 831‑7483; or
◆	you hold Common Stock in street name through a broker, contact your account representative at that organization.

Requirement of a Quorum

A quorum is required to transact business at the Annual Meeting.  The holders of a majority of the outstanding shares of Common Stock on the Record Date, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes, which are described more fully in the following section, are treated as present for quorum purposes.

Voting and Required Votes

If you are a stockholder of record, you may cast your vote via the Internet, by telephone, by mail or in person at the Annual Meeting.  If you hold your shares in street name, you may vote by following your broker’s instructions.  The various methods of voting are described in more detail under Proxy Summary—How to Vote.

If you are a stockholder of record on the Record Date and you properly vote your shares via the Internet, by telephone or by mail, your shares will be voted in accordance with your instructions.  If you sign and return your Proxy Card, but do not give voting instructions, your shares will be voted in the manner recommended by the Board of Directors, as follows:  FOR each director nominee named in this Proxy Statement and FOR each of the other items set forth in the Notice attached to this Proxy Statement.  If you sign and return your Proxy Card, but do not give voting instructions, you also will grant discretionary authority to the named proxies to vote on any other matters that may properly come before the Annual Meeting, or any adjournment or postponement, which will be voted in accordance with the best judgment of the named proxies.

If your shares are held in street name, on routine matters, the shares will be voted by the broker through which you hold your shares in accordance with your instructions and, if no instructions are given, your broker is entitled to vote your shares in its discretion.  On non-routine matters, your broker will vote your shares only if you have provided the broker with voting instructions.  If you do not give your broker voting instructions for non-routine items, your shares will be treated as “broker non-votes.”  This means your shares will be counted for the purpose of determining if a quorum is present but, except as provided below, will not be included as votes cast with respect to the non-routine items.  The determination of whether a matter is routine or non-routine is made under the rules of the NASDAQ Stock Market.

An abstention occurs when a stockholder marks his or her Proxy Card as ABSTAIN and thereby abstains from voting on a matter.

76	First Midwest Bancorp, Inc.

Other Matters

The following chart explains which items to be voted upon at our Annual Meeting are routine and non-routine and the treatment of broker non-votes and abstentions.

Item	Voting Requirements	Effect of Broker Non-Votes and Abstentions
Election of Directors (Non-Routine)

◆   You may vote FOR or AGAINST any or all director nominees named in this Proxy Statement, or you may ABSTAIN as to one or more directors.

◆   A majority of the votes cast at the Annual Meeting with respect to the election of a director must be voted FOR the director in order for the director to be elected.

Broker non-votes and votes to ABSTAIN are not treated as a “vote cast” with respect to the election of a director, and thus will have no effect on the outcome of the vote.
Approval of an Advisory (Non-Binding) Resolution Regarding the Compensation Paid in 2018 to the Company’s Named Executive Officers (Non-Routine)

◆   You may vote FOR or AGAINST the advisory resolution regarding the compensation paid to our named executive officers, or you may ABSTAIN.

◆   This is an advisory resolution that is non-binding on our Board.  A majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting must be voted FOR this item in order for it to be considered approved by our stockholders on an advisory basis.

Broker non-votes will have no effect on the outcome of the vote on this item. Votes to ABSTAIN will have the effect of a vote AGAINST this item.
Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm (Routine)

◆   You may vote FOR or AGAINST the ratification of our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019, or you may ABSTAIN.

◆   A majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting must be voted FOR ratification in order for this item to pass.

Broker non-votes are not expected to exist because brokers have discretionary authority to vote on this item. Votes to ABSTAIN will have the effect of a vote AGAINST this item.

As described under Item 1  Election of Directors, if a director who currently serves on the Board of Directors fails to receive a majority of the votes cast FOR his or her election, he or she will tender his or her resignation to the Board of Directors for consideration and our Board will determine whether to accept or reject the resignation, or whether other action should be taken.

Revoking or Changing a Vote

You can revoke or change your vote at any time before your shares are voted at the Annual Meeting by timely:

◆	resubmitting your vote via the Internet or by telephone; or
◆	executing and mailing a Proxy Card that is dated and received on a later date; or
◆	giving written notice of revocation to our Corporate Secretary at 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631; or
◆	voting in person at the Annual Meeting.

If your shares are held in street name, you should contact your broker to change your vote.

2019 Proxy Statement	77

Other Matters

Other Business and Discretionary Authority

As of the date of this Proxy Statement, our Board of Directors knows of no matters to come before, and does not intend to present any matters at, the Annual Meeting other than those items set forth in the Notice of Annual Meeting of Stockholders attached to this Proxy Statement.  If other matters properly come before the Annual Meeting, or any adjournment or postponement, the persons named as proxies on the Proxy Card accompanying this Proxy Statement will have discretionary authority to vote pursuant to the Proxy Card, and the named proxies intend to vote on such matters in accordance with their best judgment.  In addition, the persons named as proxies on the Proxy Card will have the discretionary authority to vote pursuant to the Proxy Card on any proposal to adjourn the Annual Meeting for any reason, and they will vote on any such proposal to adjourn in accordance with their best judgment.

Each of the nominees for election as directors named in this Proxy Statement has consented to serve on our Board of Directors if elected, and we have no reason to believe that any of the nominees will be unwilling or unable to serve.  However, should any nominee become unable or unwilling to serve as a director, the persons named as proxies on the Proxy Card accompanying this Proxy Statement intend to vote for the election of any other person who may be nominated by our Board of Directors.

Important Notice Regarding Delivery of Stockholder Documents

SEC rules allow us to mail a single copy of our proxy materials to multiple stockholders of record sharing the same address and who we reasonably believe are members of the same household or to one stockholder who has multiple stockholder accounts.  This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.  We will deliver promptly to any stockholder sharing the same address a separate copy of this Proxy Statement and our 2018 Annual Report upon a request to our Corporate Secretary by mail at 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631, or by telephone at (708) 831‑7483.

We have been notified that certain brokers and banks holding our Common Stock for their customers also will household proxy materials.  If you hold your shares in street name, you may contact your broker or bank if you desire to receive a separate copy of our proxy materials.

Stockholders sharing an address who now receive multiple copies of our proxy materials and who wish to receive only one copy of these materials per household in the future should contact our Corporate Secretary as indicated above (if your shares are held directly) or your broker or bank (if your shares are held in street name).

Expenses of Proxy Solicitation

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting.  In addition to the solicitation of proxies by mail, solicitations may be made by certain of our directors, officers, employees or affiliates telephonically, electronically or by other means of communication.  Directors, officers and employees will receive no additional compensation for any such solicitation.  Although we do not anticipate using a paid proxy solicitor in connection with the Annual Meeting, we may do so if we believe this to be appropriate.  We will reimburse brokers for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable requirements.

Attending the Annual Meeting

All stockholders must bring an acceptable form of identification, such as a valid driver’s license, in order to attend the Annual Meeting.  If you hold shares in street name and would like to attend our Annual Meeting, you also will need to bring an account statement showing that you owned shares of Common Stock as of the Record Date and a “legal proxy” form from the broker through which you hold your shares.  If you attend the Annual Meeting as a representative of a stockholder that is an entity, then you must bring proof of your authorization to attend and act on behalf of that entity.

78	First Midwest Bancorp, Inc.

Other Matters

Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting.  Final voting results are expected to be published in a Current Report on Form 8‑K filed with the SEC within four business days after the Annual Meeting.  A copy of this Current Report on Form 8‑K will be available on our website at www.firstmidwest.com/investorrelations after its filing with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our equity securities with the SEC.  Such directors, executive officers and stockholders are also required to furnish us with copies of all reports they file under Section 16(a).  Reports of purchases and sales of our securities by such persons are available on our website at www.firstmidwest.com/secdocuments.  Based on a review of the copies of such reports, and on written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers were complied with during the year ended December 31, 2018.

Stockholder Proposals for 2020 Annual Meeting of Stockholders

Stockholders who, in accordance with the SEC’s Rule 14a‑8, wish to present proposals for inclusion in our proxy materials in connection with our 2020 annual meeting of stockholders must submit their proposals on or before December 11, 2019 to First Midwest Bancorp, Inc., Attn:  Corporate Secretary, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

In accordance with our Certificate of Incorporation, for a proposal or director nomination to be properly presented at the 2020 annual meeting of stockholders (but not necessarily contained in our proxy statement), a stockholder’s notice of the matter must comply with the requirements in our Certificate of Incorporation and be timely delivered to First Midwest Bancorp, Inc., Attn:  Corporate Secretary, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631, not less than 120 nor more than 180 days prior to the date of the meeting, which currently is scheduled for May 20, 2020.  As a result, any notice given by or on behalf of a stockholder under these provisions of our Certificate of Incorporation (and not pursuant to the SEC’s Rule 14a‑8) must be received no earlier than November 22, 2019 and no later than January 21, 2020.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled Compensation Committee Report and Audit Committee Report will not be deemed incorporated therein, unless specifically provided otherwise in such filing.  We also include several website addresses in this Proxy Statement for your reference.  The information on these websites is not part of this Proxy Statement.

2019 Proxy Statement	79

Other Matters

Additional Information

You may obtain additional information regarding the Company, including our corporate governance policies and practices, by visiting our website at www.firstmidwest.com/investorrelations, or by making a written request to our Corporate Secretary at First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

By Order of the Board of Directors,

Nicholas J. Chulos
Executive Vice President, General Counsel
and Corporate Secretary
First Midwest Bancorp, Inc.

April 4, 2019

80	First Midwest Bancorp, Inc.

VIEW MATERIALS & VOTE w SCAN TO 8750 WEST BRYN MAWR AVENUE, SUITE 1300 CHICAGO, ILLINOIS 60631 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E71158-P23656 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FIRST MIDWEST BANCORP, INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. For  ! ! ! ! ! ! ! ! ! ! Against Abstain 1. Election of Directors For  ! ! Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Barbara A. Boigegrain ! ! ! ! 1b. Thomas L. Brown 1k. Stephen C. Van Arsdell 1c. Phupinder S. Gill 1l. J. Stephen Vanderwoude 1d. Kathryn J. Hayley  ! ! ! 2. Approval of an advisory (non-binding) resolution regarding the compensation paid in 2018 to First Midwest Bancorp, Inc.’s named executive officers. 1e. Peter J. Henseler 1f. Frank B. Modruson  ! 3. Ratification of the appointment of Ernst & Young LLP as First Midwest Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2019. ! ! 1g. Ellen A. Rudnick 1h. Mark G. Sander 1i. Michael L. Scudder 1j. Michael J. Small NOTE: In their discretion, the proxies named on the front of this proxy card are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees above is unable to serve. Please sign this proxy card exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders on May 15, 2019: The Annual Report on Form 10-K, Notice of Annual Meeting of Stockholders and Proxy Statement and Telephone/Internet Voting Instructions are available at www.proxyvote.com E71159-P23656 Proxy Solicited on Behalf of the Board of Directors Annual Meeting of Stockholders to be Held on May 15, 2019, 9:00 AM Central Time at The Rose Hotel Chicago O’Hare, 5200 Pearl Street, Rosemont, Illinois 60018 The undersigned stockholder(s) hereby appoints Patrick S. Barrett and Nicholas J. Chulos, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of First Midwest Bancorp, Inc. held of record by the undersigned on March 22, 2019, at the 2019 Annual Meeting of Stockholders to be held on May 15, 2019 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2019 Annual Meeting of Stockholders, the Proxy Statement in connection with such meeting and the 2018 Annual Report to Stockholders is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, it will be voted in accordance with the recommendations of the Board of Directors for each Proposal, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. If the shares represented by this proxy are issued to or held for the account of the undersigned under one of the Company’s employee benefit plans, then the undersigned hereby directs the trustee to vote such shares as designated on the reverse side of this proxy card. Continued and to be signed on the reverse side